U.S. $4,000,000

LOAN AGREEMENT
by and among
SRE MONARCH LENDING, LLC,
as the Lender
and
BUENA YUMA, LLC,
as the Borrower

Dated as of March 23, 2016

LOAN AGREEMENT
THIS LOAN AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of March 23, 2016, by and between:
(1)    SRE MONARCH LENDING, LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender); and
(2)    BUENA YUMA, LLC, an Arizona limited liability company (the “Borrower”).
RECITALS
WHEREAS, the Borrower is the fee owner of the Land.
WHEREAS, the Borrower has requested that the Lender extend credit by making Advances (as defined below) from time to time prior to the earlier of (a) the Facility Maturity Date (as defined below) or (b) the occurrence of a Default (as defined below); and
WHEREAS, the Lender is willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Certain Defined Terms.
Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:
“1940 Act”: The Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“Accrual Period:”: The period from and including the initial Advance Date to and including the applicable Determination Date.
“Additional Interest”: Sale Interest or Appraisal Interest.
“Advance”: The meaning specified in Section 2.1(b).

“Advance Date”: With respect to any Advance, the date on which such Advance is made.
“Advances Outstanding”: On any day, the aggregate principal amount of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day.
“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding any provision contained in this Agreement to the contrary, it is agreed that Lender is not an Affiliate of the Borrower for purposes of the Transaction Documents.
“Agreement”: The meaning specified in the Preamble.
“Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi‑judicial tribunal or agency of competent jurisdiction.
“Applicable Percentage”: If the Lender has never made an Advance, the Applicable Percentage shall be an amount equal to three percent (3%) of either Sale Interest or Appraisal Interest, as applicable. If the Lender has made one or more Advances, the Applicable Percentage shall be an amount equal to five percent (5%) of either of either Sale Interest or Appraisal Interest, as applicable.
“Appraisal Interest”: The meaning specified in Section 2.6(b).
“Appraisal Standards” means the standards utilized in connection with the preparation of FIRREA appraisals. Notwithstanding the foregoing, such appraisal standards shall contemplate the orderly disposition and marketing of the Mortgaged Property in a transaction that maximizes disposition proceeds to the seller between a willing purchaser and a willing seller on the basis of an arms-length transaction and shall assume the highest and best use of the Land and any improvements thereon.
“Appraised Value”: The ‘as-is’ fair market value of Borrower’s right, title and interest in the Mortgaged Property, which fair market value will be calculated as net of customary brokerage commissions, accrued property taxes and other items typically prorated and deducted from sales proceeds in the sale of real property in the county in which the Mortgaged Property is located and which shall be made in accordance with the Appraisal Standards and determined as follows:
(i)    If there is an uncured Event of Default, the Appraised Value shall be determined by an Appraiser selected by Lender, and Borrower shall pay all costs of, and cooperate with, such Appraiser; or
(ii)    In all other cases, the Appraised Value shall be determined as follows:
(a)    Borrower shall deliver to Lender an Appraisal (such Appraisal being deemed the “First Appraisal”, and the Appraiser thereof, the “First Appraiser”) dated within the 30 days preceding the date of delivery of such Appraisal to Lender determining the Appraised Value of the Mortgaged Property (the Appraised Value determined thereunder is herein referred to as the “First Appraised Value”). If Lender does not disapprove the First Appraisal prior to the thirtieth (30th) day following its receipt of the First Appraisal, the Appraised Value shall be the First Appraised Value.
(b)    In the event that Lender disapproves the First Appraisal by notice given to Borrower on or before the thirtieth (30th) day following Lender’s receipt of the First Appraisal, then Lender shall have thirty (30) days from the sending to Borrower of its notice disapproving the First Appraisal to deliver to Borrower an Appraisal (such Appraisal being deemed the “Second Appraisal”, and the Appraiser thereof the “Second Appraiser”) determining the Appraised Value (and the Appraised Value determined under the Second Appraisal is herein referred to as the “Second Appraised Value”). If the Second Appraisal is not timely delivered to Borrower, the Appraised Value will be the First Appraised Value. If the Second Appraised Value is within ten percent (10%) of the First Appraised Value, the Appraised Value shall be equal to the average of the First Appraised Value and the Second Appraised Value. If the Second Appraised Value is not within ten percent (10%) of the First Appraised Value, Borrower and Lender shall commence the process of obtaining the Third Appraisal pursuant to subsection (c) below.
(c)    Not later than fifteen (15) days after delivery of the Second Appraisal to Borrower, and if the Second Appraised Value is not within ten percent (10%) of the First Appraised Value, Borrower and Lender shall jointly choose a third Appraiser (the “Third Appraiser”). Not later than fifteen (15) days after such selection of the Third Appraiser, the Third Appraiser shall select either the First Appraised Value or the Second Appraised Value as the Appraised Value. If Lender and Borrower fail to choose the Third Appraiser within fifteen (15) days after delivery of the Second Appraisal to Borrower, either Lender or Borrower will request the President of the American Society of Real Estate Appraisers to select the Third Appraiser within fifteen (15) days of such request, which selection shall be the Third Appraiser, and said Third Appraiser shall then have thirty (30) days to provide the Third Appraisal.

(d)    Borrower shall pay all costs of, and cooperate with, the First Appraiser, the Second Appraiser, if applicable, and the Third Appraiser, if applicable.
With respect to determining the Appraisal Interest calculated in accordance with the provisions of Section 2.6(b), the Borrower shall cause the First Appraisal (or the appraisal selected by Lender if there is an uncured Event of Default) to be delivered to the Lender not later than seven (7) days preceding the Facility Exit Date.
“Appraiser” means an independent M.A.I. appraiser which is a member of the American Society of Real Estate Appraisers or other professional property valuation organization with at least ten (10) years of experience in appraising properties similar to and with the same general location as the Mortgaged Property.
“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).
“Borrower”: The meaning specified in the Preamble.
“Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in Chicago, Illinois.
“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Change of Control”: The occurrence of any one or more of the following: (i) any change of control of the Borrower, including any event resulting in the Guarantor ceasing to directly or indirectly Control the business and affairs of Borrower or (ii) any change of control of the Guarantor, including any Person that was not previously a direct or indirect owner of the Guarantor acquiring, in one or more transactions, ownership or control of forty-nine percent (49%) or more of the voting stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, of the Guarantor (“control” being defined for purposes of this definition as the possession, direct or indirect, of the power to direct or cause the direction of the management, actions and policies of a person, whether through voting rights, ownership rights, or by contract or otherwise).
“Closing Date”: March 23, 2016.
“Code”: The Internal Revenue Code of 1986, as amended from time to time.
“Collateral”: The Mortgaged Property and all other real and personal property of Borrower or any other Person pledged or mortgaged to Lender as collateral security for repayment of the Loan.
“Commitment”: The commitment of the Lender to make Advances in accordance herewith in an amount not to exceed (a) prior to the earlier of (I) the Facility Maturity Date or (II)

the occurrence of a Default, $4,000,000, and (b) on or after the earlier of (I) the Facility Maturity Date or (II) the occurrence of a Default, zero.
“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.
“Deed of Trust”: The Deed of Trust, Assignment of Leases and Rents and Security Agreement executed by the Borrower to or for the benefit of the Lender of even date herewith, as amended, modified, supplemented or restated from time to time, constituting a first Lien on Mortgaged Property as collateral for the Loan.
“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.
“Determination Date”: Any day on or after the initial Advance Date.
“Dollars”: Means, and the conventional “$” signifies, the lawful currency of the United States.
“Environmental Indemnity Agreement”: The Environmental Indemnity Agreement, dated of even date herewith, executed by the Borrower and Guarantor in favor of the Lender, together with all amendments, modifications, renewals, substitutions and extensions thereto.
“Environmental Laws”: All present and future federal, state and/or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, licenses, decisions, orders, injunctions, requirements and/or directives of governmental authorities, as well as common law, imposing liability, standards of conduct or otherwise pertaining or relating to, or for, for the environment, industrial hygiene, the regulation of Hazardous Materials, natural resources, pollution or waste management.
“Environmental Report”: Phase I Environmental Site Assessment prepared by AEI Consultants dated December 30, 2014.
“ERISA”: The United States Employee Retirement Income Security Act of 1974.
“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower.
“Event of Default”: The meaning specified in Section 9.1.
“Excepted Persons”: The meaning specified in Section 12.13(a).

“Exchange Act”: The United States Securities Exchange Act of 1934.
“Excluded Taxes”: The meaning specified in Section 2.13(e).
“Extension Conditions” shall mean the following conditions, all of which must be satisfied, in order for the Facility Initial Maturity Date to be extended to the Facility Extended Maturity Date: (a) not less than five (5) Business Days prior to the Facility Initial Maturity Date, the Borrower shall have delivered to the Lender an irrevocable written notice requesting the extension and simultaneously therewith have paid to the Lender a non-refundable extension fee in the amount equal to $50,000; (b) the Borrower shall have paid to Lender all accrued Interest as of the Facility Initial Maturity Date; (c) no Default or Event of Default shall exist under this Agreement or any of the other Transaction Documents either at the time of the delivery of the notice to extend or at the time of the effective date of the extension; and (d) Borrower shall deliver to Lender, an Officer’s Certificate dated as of the Facility Initial Maturity Date certifying, without qualification, (i) that no Default or Event of Default has occurred which remains uncured and (ii) that the representations and warranties in the Transaction Documents of all parties thereto (other than the Lender) are true and correct in all material respects on and as of the Facility Initial Maturity Date.
“Facility Advance Minimum”: The meaning specified in Section 2.2(b)(ii).
“Facility Amount”: $4,000,000, as such amount may vary from time to time pursuant to Section 2.3(d) hereof; provided that on and after the earlier of (a) the Facility Maturity Date or (b) the occurrence of a Default, the Facility Amount shall mean the Advances Outstanding.
“Facility Advance Fee”: A fee in the amount of Fifty Thousand Dollars ($50,000), due and payable pursuant to Section 2.11(c).
“Facility Exit Date”: March 31, 2017.
“Facility Extended Maturity Date”: The meaning specified in Section 2.3(b).
“Facility Increase Fee”: The fee in the amount of Twenty-Five Thousand Dollars ($25,000), due and payable pursuant to Section 2.11(d).
“Facility Initial Maturity Date”: The meaning specified in Section 2.3(b).
“Facility Maturity Date”: The meaning specified in Section 2.3(b).
“Facility Structuring Fee”: A fee in the amount of $100,000, due and payable pursuant to Section 2.11(b).
“FATCA”: Sections 1471 through 1474 of the Code, as in effect on the Closing Date, and any regulations or official interpretations thereof (including any Revenue Rulings, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions, and applicable agreement entered into pursuant to Section 1471(b)(1) of the Code, and any applicable intergovernmental agreement with respect to the foregoing.

“Final Judgment”: An order of a court of competent jurisdiction that becomes final by appeal or lapse of time for appeal.
“Financing Statements” means the UCC‑1 Financing Statements naming the Borrower, as debtor, and the Lender, as secured party, and filed with such filing offices as the Lender may require.
“Foreign Lender”: A Lender that is not a United States Person.
“Funding Date”: With respect to any Advance, the second (2nd) Business Day or twelfth (12th) Business Day, as applicable pursuant to Section 2.2(b), after receipt by the Lender of a Funding Notice and other required deliveries in accordance with Section 2.2.
“Funding Notice”: A notice in the form of Exhibit C requesting an Advance, including the items required by Section 2.2.
“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.
“Gabella Assets”: The apartment buildings, amenities and land owned or operated by a Subsidiary of Guarantor that are commonly referred to as “Parkside at Gabella Apartments” in Apple Valley, Minnesota.
“Guarantor”: IMH Financial Corporation, a Delaware corporation.
“Guaranty”: The Guaranty by Guarantor in favor of Lender of even date herewith, as amended, modified, supplemented or restated from time to time.
“Governing Documents”: (a) With respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non‑US. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.
“Guarantee Obligation”: As to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“Hazardous Materials”: (a) Any pollutants, toxic pollutants, oil, gasoline, petroleum products, asbestos, materials or substances containing asbestos, explosives, chemical liquids or solids, radioactive materials, polychlorinated biphenyls or related or similar materials, or any other solid, liquid or other emission, substance, material, product or by‑product defined, listed or regulated as a hazardous, noxious, toxic or solid substance, material or waste or defined, listed or regulated as causing cancer or reproductive toxicity, or otherwise defined, listed or regulated as hazardous or toxic in, pursuant to, or by any federal, state or local law, ordinance, rule, or regulation, now or hereafter enacted, amended or modified, in each case to the extent applicable to the Mortgaged Property including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et seq.); the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); any so‑called “Superfund” or “Superlien” law; the Toxic Substance Control Act of 1976 (15 U.S.C. Section 2601 et seq.); the Clean Water Act (33 U.S.C. Section 1251 et seq.); and the Clean Air Act (42 U.S.C. Section 7901 et seq.); (b) any substance which is or contains asbestos, radon, polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, lead paint, motor fuel or other petroleum hydrocarbons, (c) fungus, mold, mildew, or other biological agents the presence of which may adversely affect the health of individuals or other animals or materially adversely affect the value or utility of the Mortgaged Property, and/or (d) any other substance which causes or poses a threat to cause a contamination or nuisance with respect to all or any portion of the Mortgaged Property or any adjacent property or a hazard to the environment or to the health or safety of Persons.

“Impositions” means all real estate and personal property taxes, and vault charges and all other taxes, levies, assessments and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, which at any time prior to, at or after the execution hereof may be assessed, levied or imposed by, in each case, a Governmental Authority upon the Mortgaged Property or upon the ownership, use, occupancy or enjoyment thereof, and any interest, cost or penalties imposed by such Governmental Authority with respect to any of the foregoing. Impositions shall not include any sales or use taxes or any income taxes payable by Borrower.
“Indebtedness”: With respect to any Person at any date without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of Property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person, (d) all liabilities secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (d) above. The amount of any Indebtedness under clause (d) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the property subject to the relevant Lien. The amount of any Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
“Indemnified Amounts”: The meaning specified in Section 10.1(a).
“Indemnified Parties”: The meaning specified in Section 10.1(a).
“Indemnified Taxes”: The meaning specified in Section 2.13(a).
“Instrument”: The meaning specified in Section 9‑102(a)(47) of the UCC.
“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding‑up or liquidation of such Person’s affairs, and such decree, order or appointment shall remain unstayed and in effect for a period of sixty (60) consecutive days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law or (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the taking of action by such Person in furtherance of any of the foregoing.
“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.
“Interest”: For any Accrual Period, the sum of the amounts determined (with respect to each day during such Accrual Period) in accordance with the following formula:

IR x P x 1
D
where:
IR	=	the Interest Rate applicable on such day;
P	=	the Advances Outstanding on such day; and
D	=	360 days (or, to the extent the Interest Rate is the Base Rate, 365 or 366 days, as applicable).

“Interest Rate”: The rate per annum equal to five percent (5%); provided that, following the occurrence of an Event of Default, the Interest Rate per annum shall be equal to fifteen percent (15%).
“Land”: The real estate comprising the Mortgaged Property, as more specifically described in the Deed of Trust, including all oil, gas and mineral rights, oil, gas and minerals (whether before or after extraction), easements, appurtenances, water rights, water stock, rights in and to streets, roads and highways (whether before or after vacation thereof), hereditaments and privilege relating, in any manner whatsoever, to the Land and owned by Borrower. The Land is legally described on Exhibit A.
“Lender”: The meaning specified in the Preamble (and for purposes of Section 2.12 and Section 2.13 of this Agreement, any successor and assignee or participant).
“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).
“Loan”: The loan in the aggregate amount of up to $4,000,000 from the Lender to the Borrower as evidenced by the Note.

“Material Adverse Effect”: With respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of the Borrower, the Guarantor or the Mortgaged Property, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document, (c) the rights and remedies of the Lender with respect to matters arising under this Agreement or any other Transaction Document, or (d) the ability of the Borrower or the Guarantor to perform its obligations under any Transaction Document to which it is a party.
“Maximum Lawful Rate”: The meaning specified in Section 2.5.
“Mortgaged Property”: The meaning specified in the Deed of Trust.
“Net Sales Proceeds”: The gross sale proceeds for the sale of the Mortgaged Property, less bona fide, customary, actual, reasonable, verifiable, third party (i.e., parties not affiliated with the Borrower or the Guarantor) closing costs and expenses incurred in connection with such sale, such as title premiums, survey costs and brokerage fees, and customary net prorations credited to a purchaser pursuant to a purchase and sale agreement, all subject to Lender’s approval. For the avoidance of doubt, for purposes of determining Net Sales Proceeds, indebtedness secured by Liens on the Mortgaged Property shall not be deducted from the gross sale proceeds.
“Non‑Exempt Lender”: The meaning specified in Section 2.13(e).
“Note”: The Promissory Note executed and delivered to Lender pursuant to Section 2.1(a), as amended, modified, supplemented or restated from time to time.
“Obligations”: In the aggregate, the unpaid principal amount of, and interest (including, without limitation, Additional Interest, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post‑filing or post‑petition interest is allowed in such proceeding) on the Advances and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any Transaction Document, and any other document to which the Borrower is a party made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant to the terms of the Transaction Documents). The term “Obligations” shall also include any judgment against the Borrower or the Mortgaged Property with respect to such obligations, liabilities and Indebtedness of Borrower.
“OFAC”: The meaning specified in Section 4.1(u).
“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be.

“Opinion of Counsel”: A written opinion of legal counsel, which opinion and counsel are acceptable to the Lender in its reasonable discretion.
“Other Taxes”: The meaning specified in Section 2.13(b).
“Pension Plan”: The meaning specified in Section 4.1(q).
“Permitted Encumbrances”: Means the matters identified on Exhibit B attached hereto.
“Permitted Use: The meaning specified in Section 2.1(c).
“Person”: An individual, partnership, corporation, limited liability company, joint stock company, trust (including a statutory or business trust), unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.
“Register”: The meaning specified in Section 12.16(b).
“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. §221, or any successor regulation.
“Reportable Event”: A reportable event within the meaning of Section 4043 of ERISA, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived.
“Responsible Officer”: With respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Sale of the Gabella Assets”: (a) Any, direct or indirect, sale, conveyance, assignment, Transfer, exchange or other disposition of all or substantially all the Gabella Assets; (b) any ground and/or improvements lease, sublease or sub-sublease of all or substantially all the Gabella Assets; or (c) any assignment, sale, conveyance, assignment, Transfer, exchange, or other disposition of 100% of the ownership interests, direct or indirect, of the owner of the Gabella Assets.
“Sale of the Mortgaged Property”: (a) Any, direct or indirect, sale, conveyance, assignment, Transfer, exchange or other disposition of all or substantially all the Mortgaged Property; (b) any ground and/or improvements lease, sublease or sub-sublease of all or substantially all the Mortgaged Property (a “Ground Lease Disposition”); or (c) any assignment, sale, conveyance, assignment, Transfer, exchange, or other disposition of 100% of the ownership interests, direct or indirect, of the owner of the Mortgaged Property.
“Sale Interest”: The meaning specified in Section 2.6(a)(i).
“Section 2.6 Account”: The meaning specified in Section 2.6(a)(iii).

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.
“Subsidiary”: As to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.
“Taxes”: The meaning specified in Section 2.13(a).
“Title Company”: Chicago Title Insurance Company.
“Title Policy”: A mortgagee’s policy of title insurance issued on the 2006 ALTA form by the Title Company (or the closest equivalent available in any given jurisdiction), together with such reinsurance and direct access agreements as Lender may require, insuring that the Deed of Trust is a valid first and prior enforceable lien on the Borrower’s fee simple interest in the Mortgaged Property (including any easements appurtenant thereto but excluding any non-real estate property interests included in the definition of Mortgaged Property) subject only to the Permitted Encumbrances. The Title Policy shall contain such endorsements as Lender may require.
“Transaction Documents”: This Agreement, the Note, the Deed of Trust, the Financing Statements, the Guaranty, the Environmental Indemnity and all other documents, instruments, certificates and other deliveries made by the Borrower or Guarantor to the Lender in accordance herewith or which otherwise evidence, secure and/or govern the Loan.
“Transfer”: (a) When used as a verb, to, directly or indirectly, lease, sell, assign, convey, give, exchange, devise, mortgage, encumber, pledge, hypothecate, alienate, grant a security interest, or otherwise create or suffer to exist any Lien, transfer or otherwise dispose, whether by operation of law, voluntarily, involuntarily or otherwise, as well as any other action or omission which has the practical effect of initiating or completing the foregoing and (b) when used as a noun, a direct or indirect, lease, sale, assignment, conveyance, gift, exchange, devise, mortgage, encumbrance, pledge, hypothecation, alienation, grant of a security interest or other creation or sufferance of a Lien, transfer or other disposition, whether by operation of law, voluntary or involuntary and any other action or omission which has the practical effect of initiating or completing the foregoing.
“UCC”: The Uniform Commercial Code as in effect in the State of Illinois.
“UCC Collateral”: The meaning specified in the Deed of Trust.
“United States”: The United States of America.
“United States Person”: A “United States person” as defined under Section 7701(a)(30) of the Code.
“USA Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107‑56.
“Uses Statement”: A statement describing the uses of each Advance to be attached to each Funding Notice, in the form specified on Exhibit A.
Section 1.2    Other Terms.
All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP.
Section 1.3    Computation of Time Periods.
Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
Section 1.4    Interpretation.
In each Transaction Document, unless a contrary intention appears:
(a)    the singular number includes the plural number and vice versa;
(b)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;
(c)    reference to any gender includes each other gender;
(d)    reference to day or days without further qualification means calendar days;
(e)    reference to any time means Chicago, Illinois, time;
(f)    reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and
(g)    reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.
ARTICLE II

THE LOAN
Section 2.1    The Note.
(a)    On the terms and conditions hereinafter set forth, the Borrower shall deliver on the Closing Date, to the Lender at the address set forth on Annex A to this Agreement, a duly executed promissory note in substantially the form of Exhibit D, dated as of the date of this Agreement, in a face amount equal to the Lender’s Commitment as of the Closing Date and otherwise duly completed. The Note shall evidence Borrower’s obligations to pay Advances with Interest and Additional Interest.
(b)    The Borrower may, at its option, request that the Lender make advances of funds (each, an “Advance”) pursuant to a Funding Notice; provided, however, that the Lender shall not be obligated to make any Advance after the earlier of (I) the Facility Maturity Date or (II) the occurrence of a Default. Following the receipt of a Funding Notice and subject to the terms and conditions hereinafter set forth, the Lender shall fund such Advance. Notwithstanding anything to the contrary herein, the Lender shall not make any Advance if, after giving effect to such Advance, (i) a Default or Event of Default exists or would result therefrom or (ii) the Advances Outstanding would exceed the Commitment.
(c)    Any Advance made to Borrower shall only be used by Borrower to distribute funds to its sole member, Guarantor, for use by Guarantor for reserves, or as working capital to pay the expenses of Guarantor or any of Guarantor’s Subsidiaries (including Borrower), or for any other purpose not inconsistent with Guarantor’s governing documents, but specifically excluding any new acquisitions by Guarantor or any of Guarantor’s Subsidiaries (including Borrower) (collectively, the “Permitted Use”). Borrower shall not use any Advance for any purpose other than the Permitted Use.
Section 2.2    Procedures for Advances by the Lender.
(a)    Subject to the limitations set forth in Sections 2.1(b) and 2.1(c), the Borrower may request an Advance from the Lender by delivering to the Lender at certain times the information and documents set forth in this Section 2.2.

(b)    With respect to all Advances, the Borrower shall deliver to the Lender the following:
(i)    a wire disbursement and authorization form, to the extent not previously delivered; and
(ii)    a duly completed Funding Notice which shall (a) specify the desired amount of such Advance, which amount shall not cause the Advances Outstanding to exceed the Commitment and shall be at least equal to $1,000,000 (“Facility Advance Minimum”), (b) specify the proposed Funding Date of such Advance, and (c) specify the uses of the requested Advance in the Uses Statement attached to the Funding Notice, which shall be limited to one or more Permitted Uses. Each Funding Notice with respect to any Advance that will cause the Advances Outstanding to exceed $2,500,000 shall be irrevocable when it is received by the Lender. Each Funding Notice with respect to any Advance that will not cause the Advances Outstanding to exceed $2,500,000 shall be revocable for one (1) Business Day after it is received (or deemed to be received) by the Lender, but thereafter, such Funding Notice shall be irrevocable. To the extent a Funding Notice is revoked by the Borrower and no related Advance is made by the Lender pursuant to the immediately preceding sentence, no Facility Advance Fee shall be due by the Borrower in connection therewith. If any Funding Notice is received by the Lender after 1:00 p.m. (Chicago, Illinois time) or on a day that is not a Business Day, such Funding Notice shall be deemed to be received by the Lender at 9:00 a.m. (Chicago, Illinois, time) on the next Business Day;
which shall be delivered no later than 1:00 p.m. (Chicago, Illinois, time) (I) two (2) Business Days prior to the proposed Funding Date for all Advances (except for any Advance for which twelve (12) Business Days is required pursuant to item (II) immediately following) and (II) twelve (12) Business Days prior to the proposed Funding Date for any Advance that will cause the Advances Outstanding to exceed $2,500,000.
(c)    On the proposed Funding Date, subject to the limitations set forth in Section 2.1(b) and this Section 2.2 and upon satisfaction of the applicable conditions set forth in Article III, the Lender shall make available to the Borrower in same day funds, by wire transfer to the account designated by Borrower in the Funding Notice given pursuant to this Section 2.2, an amount equal to the amount requested by the Borrower for such Advance.
Section 2.3    Principal Repayments; Facility Maturity.
(a)    The Borrower may prepay Advances Outstanding in whole or in part prior to the Facility Maturity Date without premium or penalty, upon not less than two (2) Business Days’ prior notice to the Lender. Any amount that is repaid may be reborrowed, subject to the terms and conditions of this Agreement for Advances (including, without limitation, Section 2.2(b)(ii) and Section 2.11(c)).
(b)    The Obligations (other than contingent obligations for which the applicable contingency has not yet occurred) shall be repaid in full on the following (“Facility Maturity Date”): (I) the earliest to occur of (i) June 23, 2016 (the “Facility Initial Maturity Date”); provided, however, if the Extension Conditions are satisfied prior to the Facility Initial Maturity Date, the maturity date of the Loan shall be extended for an additional three (3) month period to September 23, 2016 (the “Facility Extended Maturity Date”); (ii) the date Net Sales Proceeds of the Sale of the Mortgaged Property are paid to, or on the order of, the Borrower; or (iii) the date of the Sale of the Gabella Assets; (II) such earlier date as the Loan is prepaid in full or accelerated or (III) on such later date as is agreed to in writing by the Borrower and the Lender; provided, however, in the event the Mortgaged Property is not sold on or prior to the Facility Maturity Date, the Additional Interest shall be paid to the Lender at the time determined pursuant to Section 2.6 herein, and the Lender may require, in its sole and absolute discretion, that $10,000 or less of Advances Outstanding remain outstanding until the Lender receives payment in full of the Additional Interest. This Agreement, the Deed of Trust and the other Transaction Documents shall remain in full force and effect until the Additional Interest shall have been paid to the Lender.
(c)    The Borrower shall, not later than thirty (30) days prior to the Facility Maturity Date, give Lender notice of the anticipated source of funds for the payment due on the Facility Maturity Date.
(d)    The Borrower shall have the right, on any day, to permanently reduce the Facility Amount in whole or in part upon not less than one (1) Business Day prior written notice to the Lender; provided that, after giving effect to such reduction, the Facility Amount shall not be less Advances Outstanding.
(e)    The Obligations are secured by, among other things, the Mortgage.
Section 2.4    Determination and Payment of Interest. The Borrower shall pay to the Lender all outstanding accrued Interest and the Additional Interest on the Facility Maturity Date; provided, however, in the event the Mortgaged Property is not sold on or prior to the Facility Maturity Date, the Additional Interest shall be paid to the Lender at the time determined pursuant to Section 2.6 herein. In the event the Lender has required pursuant to Section 2.3(b) herein that $10,000 or less of Advances Outstanding remain outstanding until the Additional Interest has been paid to the Lender, the Borrower shall pay to the Lender all accrued Interest on such Advances Outstanding amount at the time the Additional Interest shall be paid to the Lender as determined pursuant to Section 2.6 herein.
Section 2.5    Maximum Lawful Rate. Notwithstanding any other provisions contained in this Agreement or the Note, if at any time the rate of interest payable by the Borrower under the Note when combined with any and all other charges provided for in the Note, in this Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be exceeded, the rate of interest under the Note and this Agreement shall be equal to the Maximum Lawful Rate. In no event shall the total interest received by the Lender under the Note and this Agreement exceed the amount which the Lender could lawfully have received had the interest due under the Note and this Agreement been calculated since the date of this Note at the Maximum Lawful Rate.

Section 2.6    Additional Interest (Sale Interest or Appraisal Interest). The Borrower shall pay as Additional Interest to the Lender either Sale Interest or Appraisal Interest (but not both) as provided in this Section 2.6. Borrower will, as soon as reasonably possible but not less than five (5) days prior to the date Additional Interest is due, deliver to the Lender the Borrower’s reasonable estimate (and the calculation thereof) of the amount of Additional Interest that will be paid, accompanied by such supporting information as may be reasonably requested by Lender, and an Officer’s Certificate confirming that such estimate is the Borrower’s reasonable estimate of the Additional Interest, but such estimate shall not be binding on the Lender or the Borrower.
(a)    Sale Interest. In the event of a Sale of the Mortgaged Property on or before the Facility Exit Date, the Borrower shall pay Sale Interest to the Lender as provided in this Section 2.6(a). Under no circumstances shall Borrower enter into a Sale of the Mortgaged Property to any Affiliate of the Borrower or the Guarantor without the Lender’s prior written consent.
(i)    In the event of an all-cash Sale of the Mortgaged Property (other than a Sale of the Mortgaged Property as described in Section 2.6(a)(ii)), the Borrower shall pay to the Lender an amount (“Sale Interest”) equal to the Applicable Percentage of the Net Sales Proceeds of such Sale of the Mortgaged Property. The Sale Interest shall be due and payable to Lender on the date Net Sales Proceeds of such Sale of the Mortgaged Property are paid to, or on the order of, the Borrower.
(ii)    In the event of (x) a Sale of the Mortgaged Property that is not an all-cash sale, (y) a Sale of the Mortgaged Property that is part of a sale that includes other assets, or (z) a Sale of the Mortgaged Property that is a Ground Lease Disposition, the Borrower shall pay to the Lender an amount equal to the Applicable Percentage of the greater of (1) Sale Interest that would be paid on account of the purchase price allocated to the Sale of the Mortgaged Property as if the sale were all-cash or (2) Appraisal Interest calculated in accordance with the provisions of Section 2.6(b).
(b)    Appraisal Interest. In the event no Sale of the Mortgaged Property has occurred or is expected to occur on or before the Facility Exit Date or upon the occurrence of a Sale of the Mortgaged Property contemplated under Section 2.6(a)(ii) for which Appraisal Interest is payable, the Borrower shall pay Appraisal Interest to the Lender as provided in this Section 2.6(b). Upon determination of the Appraised Value pursuant to the method contained with the definition of “Appraised Value” herein, the Borrower shall pay to the Lender an amount (“Appraisal Interest”) equal to the Applicable Percentage of the amount that would be allocable and paid to the Lender as Sale Interest in a Sale of the Mortgaged Property in accordance with Section 2.6(a) were a hypothetical Sale of the Mortgaged Property to occur with Net Sales Proceeds equal to the Appraised Value on the applicable date specified above in this Section 2.6(b).
(c)    Survival. This Section 2.6 shall survive any termination of this Agreement and the other Transaction Documents until the Additional Interest has been paid to, and received by, the Lender.
Section 2.7    [Reserved].

Section 2.8    [Reserved].
Section 2.9    [Reserved].
Section 2.10    Payments, Computations, Etc.
Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest, Additional Interest or any fee payable hereunder, as the case may be. All payments made under the Transaction Documents shall be applied first, to the payment of any sums (other than principal, interest and Additional Interest) due from Borrower to Lender under the Transaction Documents, second, to any interest (other than Additional Interest), third, to the Additional Interest, and last to the principal amount.
Section 2.11    Fees.
(a)    The Borrower shall pay Lender’s reasonable estimated fees and out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of Lender’s counsel) in connection with the negotiation, documentation and closing of the transactions contemplated by this Agreement incurred through the Closing Date on the Closing Date, together with all recording fees and taxes, title insurance premiums, and other costs and expenses related to the Loan.
(b)    The Borrower shall pay the Facility Structuring Fee to the Lender on the Closing Date.
(c)    The Borrower shall pay to the Lender a Facility Advance Fee contemporaneously with each and every Advance; provided, that, without duplication, the Lender may elect to pay itself a Facility Advance Fee with monies deducted from the related Advance.
(d)    The Borrower shall pay to the Lender a one-time Facility Increase Fee concurrently with the Advance, if any, that is the first Advance in which the aggregate Advances made by the Lender shall exceed $2,500,000; provided, that, without duplication, the Lender may elect to pay itself the Facility Increase Fee with monies deducted from the related Advance. For the avoidance of doubt, the payment of a one-time Facility Increase Fee does not negate the requirement that the Borrower simultaneously pay a Facility Advance Fee in connection with the one-time Advance described in this Section 2.11(d).
Section 2.12    Increased Costs; Capital Adequacy; Illegality.
(a)    If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by an Indemnified Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (a) subject an Indemnified Party to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to the Lender in respect thereof, or any right or obligation to make Advances or on any payment made hereunder, (b) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Indemnified Party or (c) impose any other condition affecting any Indemnified Party’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to any Indemnified Party or to reduce the amount of any sum received or receivable by an Indemnified Party under this Agreement or under any other Transaction Document, then on the Facility Maturity Date following demand by such Indemnified Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party for such additional or increased cost incurred or such reduction suffered.
(b)    If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Indemnified Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by an Indemnified Party with any request or directive regarding capital adequacy has or would have the effect of reducing the rate of return on the capital of any Indemnified Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Indemnified Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Indemnified Party with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, on the Facility Maturity Date following demand by such Indemnified Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party for such reduction.
(c)    If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.12, any Indemnified Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Indemnified Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten (10) days after demand by such Indemnified Party, the Borrower shall pay to such Indemnified Party such additional amount or amounts as may be necessary to reimburse such Indemnified Party for any amounts payable or paid by it.
(d)    In determining any amount provided for in this Section 2.12, the Indemnified Party may use any reasonable averaging and attribution methods. Any Indemnified Party making a claim under this Section 2.12 shall submit to the Borrower a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent manifest error.
(e)    Failure or delay on the part of any Indemnified Party to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Indemnified Party’s right to demand or receive such compensation. Notwithstanding anything to the contrary in this Section 2.12, the Borrower shall not be required to compensate an Indemnified Party pursuant to this Section 2.12 for any amounts incurred more than six (6) months prior to the date that such Indemnified Party notifies the Borrower of such Indemnified Party’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six (6) month period shall be extended to include the period of such retroactive effect.
(f)    The Lender agrees that it will take such commercially reasonable actions as the Borrower may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 2.12 or Section 2.13; provided that the Lender shall not be obligated to take any actions that would, in the reasonable opinion of the Lender, be disadvantageous to the Lender. In no event will Borrower be responsible for increased amounts referred to in this Section 2.12 which relates to any other entities to which the Lender provides financing.
(g)    The payment of amounts under this Section 2.12 shall be on an after‑Tax basis.
Section 2.13    Taxes.
(a)    Any and all payments by or on behalf of the Borrower under or in respect of this Agreement or any other Transaction Documents to which the Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If the Borrower shall be required under any applicable requirement of law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Transaction Documents to the Lender (including for purposes of Section 2.12 and this Section 2.13, any assignee, successor, or participant), (i) Borrower shall make all such deductions and withholdings in respect of Taxes, (ii) Borrower shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any requirement of law, and (iii) the sum payable by Borrower shall be increased as may be necessary so that after Borrower has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.13(a)) the Lender receives on the date on which the related payment is due an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Indemnified Taxes. For purposes of this Agreement “Indemnified Taxes” are Taxes other than (A) Taxes that are imposed on the Lender’s overall net income (and franchise taxes imposed in lieu thereof and branch profits taxes) by the jurisdiction of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed solely as a result of the Lender having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Transaction Documents (in which case such Taxes will be treated as Indemnified Taxes), (B) Taxes imposed under FATCA, (C) any U.S. federal withholding tax that is imposed on amounts payable to a Lender at the time such person becomes a party hereto (or designates a new lending office) or is attributable to such Lender’s failure or inability (other than as a result of a change in law) to comply with Section 2.13(e), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.13(a).
(b)    In addition, Borrower hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value‑added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Transaction Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Transaction Document (collectively, “Other Taxes”).
(c)    Borrower hereby agrees to indemnify the Lender for, and to hold it harmless against, the full amount of Indemnified Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.13(c) imposed on or paid by the Lender or any direct or indirect owner of the Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Borrower provided for in this Section 2.13(c) shall apply and be made whether or not the Indemnified Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by the Borrower under the indemnity set forth in this Section 2.13(c) shall be paid within ten (10) days from the date on which the Lender makes written demand therefor.
(d)    Within thirty (30) days after the date of any payment of Taxes, Borrower (or any Person making such payment on behalf of Borrower) shall furnish to the Lender for its own account a certified copy of the original official receipt evidencing payment thereof.
(e)    Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the termination of this Agreement and the other Transaction Documents. Nothing contained in Section 2.12 or this Section 2.13 shall require the Lender to make available any of its tax returns or any other information that it deems to be confidential or proprietary.
ARTICLE III

CONDITIONS TO CLOSING AND ADVANCES
Section 3.1    Conditions to Closing.
The Lender shall not be obligated to make any Advance hereunder, nor shall the Lender be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by the Lender:
(a)    This Agreement and the other Transaction Documents shall have been duly executed by, and delivered to, the parties thereto;

(b)    The Lender shall have received satisfactory evidence that the Borrower and the Guarantor have obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby;
(c)    The Lender shall have received an executed Opinion of Counsel from counsel to the Borrower and the Guarantor, in form and substance acceptable to the Lender in its reasonable discretion;
(d)    All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request;
(e)    The Lender shall have received a duly executed copy of the Note in a principal amount equal to the Commitment;
(f)    The Lender shall have received a secretary’s certificate of the Borrower and the Guarantor, dated as of the Closing Date, that includes a copy of the resolutions, in form and substance satisfactory to the Lender, of the Board of Directors (or analogous governing body) of the Borrower or Guarantor (as Borrower’s sole member) authorizing (i) the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and (ii) the borrowings contemplated thereunder, which certification shall be in form and substance satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;
(g)    The Lender shall have received a secretary’s certificate of the Borrower and the Guarantor, dated as of the Closing Date, as to the incumbency and signature of the officers of the Borrower and the Guarantor executing any Transaction Document, which certificate shall be included in the certificate delivered pursuant to Section 3.1(f), shall be satisfactory in form and substance to the Lender, and shall be executed by a Responsible Officer of the Borrower and the Guarantor, as applicable;
(h)    The Lender shall have received true and complete copies of the Governing Documents of the Borrower and the Guarantor, certified as of the Closing Date as complete and correct copies thereof by the Secretary of the Borrower and the Guarantor, which certification shall be included in the certificate delivered pursuant to Section 3.1(f) and shall be in form and substance satisfactory to the Lender;
(i)    The Lender shall have received certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Borrower and the Guarantor in the jurisdiction of its organization;
(j)    The Lender shall have received and approved (i) the Title Policy and (ii) a plat of survey of the Land and other components of the Mortgaged Property constituting real estate certified to such Persons as the Lender may designate and prepared in accordance with the Lender’s requirements; and
(k)    The Lender shall have received the Facility Structuring Fee to be received on the Closing Date referred to in Section 2.11(b).
Section 3.2    Conditions Precedent to All Advances.
Each Advance under this Agreement shall be subject to the further conditions precedent that:
(a)    The Borrower shall have delivered to the Lender no later than 1:00 p.m. (Chicago, Illinois, time), two (2) Business Days or twelve (12) Business Days, as applicable pursuant to Section 2.2(b), prior to the related Funding Date a Funding Notice in the form of Exhibit C;
(b)    No Default or Event of Default shall have occurred and be continuing;
(c)    Lender shall have approved the Uses Statement set forth in the related Funding Notice, such approval not to be unreasonably withheld provided such use(s) shall be a Permitted Use;
(d)    On the date of such Advance the following shall be true and correct, and the Borrower shall have certified in the related Funding Notice that all conditions precedent to the requested Advance have been satisfied and shall thereby be deemed to have certified that:
(i)    The representations and warranties contained in Section 4.1 are true and correct in all respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (other than any representation and warranty that is made as of a specific date);
(ii)    No Default or Event of Default shall have occurred;
(iii)    On and as of such day, immediately after giving effect to such Advance, the Advances Outstanding do not exceed the Commitment;
(iv)    On and as of such day, the Borrower has performed all of the covenants and agreements contained in this Agreement to be performed by such Person on or prior to such day;
(v)    No Applicable Law shall prohibit or enjoin the making of such Advance by the Lender;
(e)    With respect to any Advance, neither the Facility Maturity Date nor the occurrence of a Default shall have occurred;
(f)    The Lender shall have received an endorsement to the Title Policy insuring the Lien of the Deed of Trust to the date of such Advance setting forth no additional exceptions

(including survey exceptions), together with a title search indicating that the Mortgaged Property is free from all Liens, claims and other encumbrances not previously approved by the Lender, subject to the Borrower’s rights to contest Liens, claims and other encumbrances in accordance with this Agreement; and
(g)    The Borrower shall have paid all fees then required to be paid and, without duplication of Section 2.11, shall have reimbursed the Lender for all fees, costs and expenses then required to be paid in connection with the closing of the transactions contemplated hereunder and under the other Transaction Documents and each Advance, if any, including the reasonable attorney fees and any other legal and document preparation costs incurred by the Lender.
The failure of the Borrower to satisfy any of the foregoing conditions precedent in respect of any Advance shall give rise to a right of the Lender, which right may be exercised at any time on the demand of the Lender, to rescind such Advance relating to the Loan that failed to satisfy the foregoing conditions precedent and direct the Borrower to pay to the Lender an amount equal to such Advance.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations and Warranties of the Borrower.
The Borrower represents and warrants as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:
(a)    Organization and Good Standing. The Borrower (i) has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Arizona, and (ii) has all requisite corporate power and authority to own or lease the Mortgaged Property, and conduct its business as such business is presently conducted. The Guarantor (i) has been duly incorporated, and is validly existing as a corporation in good standing, under the laws of the State of Delaware, and (ii) has all requisite corporate power and authority to be the sole member of the Borrower and to conduct its business as such business is presently conducted.
(b)    Due Qualification. The Borrower and the Guarantor are each (i) duly qualified to do business and is in good standing as a limited liability company or corporation, as applicable, in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified, licensed or approved would not have a Material Adverse Effect.
(c)    Power and Authority; Due Authorization; Execution and Delivery. The Borrower and the Guarantor each (i) have all necessary limited liability company or corporation, as applicable, power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company or corporation, as applicable, action, the execution, delivery and performance of each Transaction Document to which it is a party on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Borrower or the Guarantor is a party have been duly executed and delivered by the Borrower or the Guarantor, as applicable.
(d)    Binding Obligation. Each Transaction Document to which the Borrower and the Guarantor is a party constitutes a legal, valid and binding obligation of the Borrower or the Guarantor, as applicable, enforceable against the Borrower or the Guarantor, as applicable, in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).
(e)    No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Governing Documents of the Borrower, the Guarantor or any Contractual Obligation of the Borrower or the Guarantor, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon the Mortgaged Property pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.
(f)    Agreements. The Borrower is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Subsidiary of the Borrower is in default in any manner under any provision of any indenture or other agreement or instrument evidencing other Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, or any judgment, decree or order by which the Borrower is bound, where such defaults could reasonably be expected to result in a Material Adverse Effect.
(g)    No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Borrower is a party or (iii) that could reasonably be expected to have Material Adverse Effect.
(h)    All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for (i) the due execution, delivery and performance by the Borrower of each Transaction Document to which the Borrower or the Guarantor is a party and (ii) the grant of a security interest in the Collateral on the terms and conditions provided herein, have been obtained.
(i)    Solvency. The Borrower (i) is Solvent and (ii) is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Borrower is a party do not and will not render the Borrower not Solvent.

(j)    Taxes.
(i)    The Borrower is and has been treated as a disregarded entity of Guarantor for U.S. federal income tax purposes.
(ii)    The Borrower is and has been owned directly by Guarantor.
(iii)    Guarantor is treated as a U.S. corporation for U.S. federal income tax purposes.
(iv)    The Borrower and Guarantor have timely filed or caused to be timely filed all Tax returns required to be filed by it and have timely paid all Taxes due (including all Taxes on the income and gain of the Borrower).
(k)    Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.
(l)    Reports Accurate. All information, exhibits, Funding Notices, financial statements, documents, books, records or reports relating to the Borrower and the Guarantor furnished or to be furnished to the Lender by the Borrower or the Guarantor in connection with this Agreement are true, complete and correct in all material respects. No financial statement, material report, material certificate or other material information (other than projected financial information, pro forma financial information, estimated financial information and other projected or estimated information) furnished (whether in writing or orally) by or on behalf of the Borrower and the Guarantor to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(m)    FEIN. The Borrower’s Federal Employee Identification Number is 36-4746825.
(n)    Burdensome Provisions. The Borrower does not have any actual knowledge of future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

(o)    Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default.
(p)    Investment Company Act. The Borrower is not, and is not “controlled by”, an “investment company” within the meaning of, and is not subject to regulation under, the 1940 Act.
(q)    ERISA. The Borrower does not maintain, nor are any employees of the Borrower permitted to participate in, an “employee pension benefit plan,” as such term is defined in Section 3(3) of ERISA which is subject to Title IV of ERISA (a “Pension Plan”).
(r)    Compliance with Law. The Borrower has complied in all material respects with all Applicable Law to which it may be subject (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).
(s)    No Material Adverse Effect. Since the most recent date the Borrower has provided the Lender such financial statements for the Borrower, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Borrower.
(t)    Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by the Borrower or the Guarantor pursuant hereto, in connection herewith or in connection with the negotiation hereof is true and correct in all material respects.
(u)    USA Patriot Act. Neither the Borrower, the Guarantor nor any Affiliate of the Borrower or the Guarantor is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (“OFAC”) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non‑Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns.
(v)    Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the Loan, the issuance of the Note or any of the other transactions contemplated hereby or by any of the Transaction Documents based upon any broker or lender engaged by the Borrower, the Guarantor or their respective Affiliates.

(w)    Title to Mortgaged Property. To the best of the Borrower’s knowledge, the Borrower has good and marketable fee simple title to the Land and good title to the other components of the Mortgaged Property, subject only to the Permitted Encumbrances. Borrower owns or leases all real and personal property necessary for the operation of the Mortgaged Property subject only to the Permitted Encumbrances. To the best of the Borrower’s knowledge, except for the Permitted Encumbrances, the Mortgaged Property is free and clear of Liens and other encumbrances. There are no assessments for improvements or other similar outstanding charges or Impositions affecting the Mortgaged Property. To the best of the Borrower’s knowledge, no improvements on adjoining properties encroach upon the Land to any extent which would materially impair the Mortgaged Property. The Title Policy premium has been fully paid. Except for customary gap undertakings and customary owner’s affidavits and indemnities, neither the Borrower, nor, to the Borrower’s knowledge, any other Person, has provided any title indemnities (or analogous documentation) or deposits of cash or other security to the title insurer to obtain the Title Policy. To the best of the Borrower’s knowledge, the Permitted Encumbrances do not and will not materially interfere with the security intended to be provided by the Deed of Trust, the use or operation of the Mortgaged Property or the marketability or value of the Mortgaged Property. Borrower will preserve its right, title and interest in and to the Mortgaged Property for so long as the Obligations remain outstanding and will warrant and defend same and the validity and priority of the Deed of Trust and the Liens arising pursuant to the Transaction Documents from and against any and all claims whatsoever other than the Permitted Encumbrances. To Borrower’s knowledge, the plat of survey provided by, or on behalf of the Borrower, to the Lender in connection with this Agreement does not fail to reflect any material matter affecting the Mortgaged Property or the title to the Mortgaged Property.
(x)    Vacant Land. The Land is vacant and no buildings, improvements, alterations or appurtenances are located upon, in, under or above the Land or any part thereof.
(y)    Flood; Irrigation; Access, etc. To the best of the Borrower’s knowledge, no part of the Mortgaged Property is within a flood plain or in a flood hazard area as defined by the Federal Insurance Administration. To the best of the Borrower’s knowledge, any irrigation lines servicing the Mortgaged Property are entirely located on the Mortgaged Property or are located on adjacent property pursuant to validly created and existing perpetual appurtenant easements insured as appurtenant easements in the Title Policy. To the best of the Borrower’s knowledge, the Land has legally adequate contiguous rights of access to public ways or private roads created by perpetual appurtenant easements insured as appurtenant in the Title Policy. To the best of the Borrower’s knowledge, all roads necessary for the full utilization of the Land for their current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are validly created and existing perpetual appurtenant easements insured as appurtenant easements in the Title Policy. To the best of the Borrower’s knowledge, no offsite improvements are necessary or used for the ownership of the Mortgaged Property, other than public utilities and public and/or private roadways. Borrower has not entered into any agreement or option, and is not otherwise bound, to sell the Mortgaged Property (or any part thereof) or to acquire any additional real estate or investments.
(z)    Environmental Compliance. Except as disclosed in the Environmental Report, there are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or, to Borrower’s knowledge threatened, or judgments or orders relating to any Hazardous Materials (collectively called “Environmental Claims”) asserted or threatened against Borrower, or to Borrower’s knowledge, against any predecessor owner, tenant or operator or relating to any real property currently or formerly owned, leased or operated by Borrower, including the Mortgaged Property. To Borrower’s knowledge, neither Borrower nor any other Person has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against Borrower. To Borrower’s knowledge, no Hazardous Materials in violation of applicable Environmental Laws are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on real property currently or formerly owned, leased or operated by Borrower, including the Mortgaged Property, or on adjacent parcels of real property, and no part of such real property and no part of such adjacent parcels of real property, including the groundwater located thereon, is presently contaminated by Hazardous Materials in violation of applicable Environmental Laws or to any extent which has, or might reasonably be expected to have, a Material Adverse Effect. Except as disclosed in the Environmental Report, to Borrower’s knowledge, Borrower and the Mortgaged Property has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws.
(aa)    Insurance. All insurance premiums due and payable with respect to the Mortgaged Property have been paid in full, no notice of cancellation has been received with respect to such policies and, to Borrower’s knowledge, Borrower is in compliance, in all material respects, with all conditions contained in such policies.
(bb)    Special Assessments; Taxes. Except as disclosed in the Title Policy, there are no pending or, to the knowledge of Borrower proposed, special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor, to Borrower’s knowledge, are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments. Borrower has provided Lender with true, correct and complete copies of all bills and invoices for material Impositions which have been levied or assessed against or are outstanding with respect to the Mortgaged Property. Borrower has provided Lender with a true, correct and complete schedule of the assessment of the Mortgaged Property in effect as of the Closing Date. Borrower has not received any notice that any portion of the Mortgaged Property has been re‑assessed or is currently the subject of a reassessment. No portion of the Mortgaged Property is exempt from taxation or constitutes an “omitted” tax parcel. No material Impositions are currently delinquent or outstanding with respect to the Mortgaged Property. The conveyance of the Mortgaged Property to Borrower does not, in and of itself, constitute the basis for any reassessment of all or any part of the Mortgaged Property or the basis for any increase in any currently outstanding or previously satisfied Impositions which has not already been imposed and disclosed in writing to Lender by Borrower. No tax contests of any Impositions or assessments are currently pending. The Land constitutes a separate tax lot or lots, with a separate tax assessment or assessments, independent of any other Land not constituting a part of the Mortgaged Property and no other Land is assessed and taxed together with any portion of the Mortgaged Property.

(cc)    Business Loan. The Loan is solely for business and/or investment purposes, and is not intended for personal, family, household or agricultural purposes. The Borrower warrants that the proceeds of the Loan shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan.
(dd)    Valid Security Interest. This Agreement constitutes a security agreement within the meaning of Section 9‑102(a)(74) of the UCC as in effect from time to time in the State of Illinois. Upon the delivery to the Lender of all Collateral constituting Instruments, and the filing of the Financing Statements in the jurisdiction in which the Borrower is located, such security interest shall be a valid and first priority perfected security interest in all of the Collateral (subject to Permitted Liens) in that portion of the Collateral in which a security interest may be created under 9 of the UCC as in effect from time to time in the State of Illinois.
(ee)    Title to Gabella Assets. To the best of the Borrower’s knowledge, a Subsidiary of Guarantor has good and marketable fee simple title to the Gabella Assets.
ARTICLE V

GENERAL COVENANTS
Section 5.1    Affirmative Covenants of the Borrower.
The Borrower covenants and agrees with the Lender that so long as this Agreement shall remain in effect and until the Obligations shall have been paid in full:
(a)    Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws.
(b)    Preservation of Company Existence. The Borrower will (i) preserve and maintain its company existence, rights, franchises, licenses and privileges necessary to the conduct of its business in the jurisdiction of its formation, (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, licenses, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect and (iii) maintain the Governing Documents of the Borrower in full force and effect and shall not amend the same without the prior written consent of the Lender if such amendment would be materially adverse to the Lender.
(c)    Keeping of Records and Books of Account. The Borrower and the Guarantor will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower and the Guarantor will permit any representatives designated by the Lender to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested, without unreasonably interfering with such party’s business and affairs and to make extracts from and copies of such financial records, and permit any representatives designated by the Lender to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor, in each case, other than (x) material and affairs protected by the attorney‑client privilege and (y) materials which such party may not disclose without violation of confidentiality obligations binding upon it. For the avoidance of doubt, the right of the Lender provided herein to visit and inspect the financial records and properties of the Borrower and the Guarantor shall be limited to not more than one (1) such visit and inspection in any fiscal quarter; provided that after the occurrence of an Event of Default and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Event of Default, the number of visits occurring in the current fiscal quarter shall be deemed to be zero.
(d)    Compliance with Agreements. The Borrower will comply in all material respects with each term, condition and provision of all material leases, material agreements and other material instruments to which it is a party.
(e)    Events of Default. Promptly following the Borrower’s knowledge or notice of the occurrence of any Event of Default or Default, the Borrower will provide the Lender with written notice of the occurrence of such Event of Default or Default of which the Borrower has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.
(f)    Obligations. The Borrower shall (i) pay all assessments and other governmental charges that may be levied or assessed upon it or any of its assets, including the Mortgaged Property, (ii) pay its Indebtedness and other obligations promptly and in accordance with the terms thereof, and (iii) pay and discharge promptly when due all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien on any of its assets, including the Mortgaged Property.
(g)    Taxes.
(i)    The Borrower will at all times continue to be treated as a disregarded entity of the Guarantor for U.S. federal income tax purposes.
(ii)    The Borrower will at all times continue to be owned directly and indirectly by the Guarantor.
(iii)    The Guarantor will at all times continue to be treated as a U.S. corporation for U.S. federal income tax purposes.
(iv)    The Guarantor will timely file or cause to be timely filed all Tax returns required to be filed by it and will timely pay all Taxes due (including all Taxes on the income and gain of the Borrower).
(h)    Use of Proceeds. The Borrower will use the proceeds of the Advances only for a Permitted Use as specified in the Uses Statement.
(i)    Notices. The Borrower will furnish to the Lender:

(i)    Income Tax Liability. Within ten (10) Business Days after its receipt of the same, any revenue agent report or other written proposal, determination or assessment of the Internal Revenue Service (or any other taxing authority) which proposes, determines or otherwise sets forth any increase to the Tax liability of, or assesses or proposes the collection of Taxes required to have been withheld by, the Borrower which, when aggregated with all other such items, equals or exceeds $1,000,000 in the aggregate, in each case. specifying the nature of the items giving rise to such adjustments and the amounts thereof. The Borrower may deliver such required notice by telephone if the same is confirmed in writing within five (5) Business Days;
(ii)    Auditors’ Management Letters. Promptly after the receipt thereof, any auditors’ management letters are received by the Guarantor or by its accountants;
(iii)    Representations and Warranties. Promptly after receiving knowledge or notice of the same, the Borrower shall notify the Lender if any representation or warranty set forth in Section 4.1 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Lender a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Lender in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of the Borrower which would render any of the said representations and warranties untrue as of such Funding Date;
(iv)    ERISA. Promptly after receiving notice of any Reportable Event with respect to the Borrower (or any ERISA Affiliate thereof), a copy of such notice;
(v)    Proceedings. As soon as possible after an executive officer of the Borrower receives notice or obtains knowledge thereof, notice of (A) any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or (B) any other material attachment, material Lien, material levy or material order that may be assessed against or threatened against any of its assets or, the Transaction Documents, or the Borrower or any Subsidiary of the Borrower;
(vi)    Accounting Changes. As soon as possible after the effective date thereof, notice of any change in the accounting policies of the Borrower relating to loan accounting or revenue recognition.
(vii)    Anti-Money Laundering. Promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the USA Patriot Act), as from time to time requested by the Lender.

(viii)    Contractual Obligations. Promptly upon becoming aware thereof, notice of any event that constitutes or that with the passage of time or giving of notice or both would constitute a default or event of default under any material Contractual Obligation of the Borrower (or any Subsidiary of the Borrower) or by which the Borrower may be bound.
(ix)    Governmental Violations. Promptly upon becoming aware thereof, notice of any violation of Applicable Law by the Borrower (or any Subsidiary of the Borrower) received by the Borrower (or any Subsidiary of the Borrower) from any Governmental Authority.
Each notice pursuant to this Section 5.1(i) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth, in reasonable detail, details of the occurrence related to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to such Sections shall describe with particularity any and all provisions of this Agreement and any other Transaction Document that have been breached.
(j)    Financial Statements. The Borrower and the Guarantor shall furnish to the Lender:
(i)    as soon as available, but in any event within 120 days after the end of each fiscal year of Borrower and Guarantor, a copy of the balance sheet of Borrower and Guarantor as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing;
(ii)    as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of Borrower and Guarantor, the balance sheets of the Borrower and Guarantor as at the end of such quarter and the related unaudited statements of income and retained earnings and of cash flows of Borrower and Guarantor for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of Borrower and Guarantor as being fairly stated in all material respects (subject to normal year end audit adjustments);
(iii)    within five (5) Business Days after the same are filed, copies of all financial statements, filings and reports which the Borrower and Guarantor may make to, or file with, the United States Securities and Exchange Commission;
(iv)    upon demand by the Lender, copies of all foreign, federal, state and local income tax returns and reports filed by the Borrower or the Guarantor or in which the Borrower or the Guarantor was included.

All financial statements described in clauses (i) and (ii) of this Section 5.1(j) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).
So long as Guarantor is required by Applicable Laws to file 10Q and 10K Reports with the United States Securities and Exchange Commission, Guarantor’s obligations under this Section 5.1(j) may be satisfied by delivery to the Lender of such forms 10K with respect to clause (i) of this Section 5.1(j) not later than five (5) Business Days after the date such report is filed with the United States Securities and Exchange Commission and forms 10Q with respect to clause (ii) of this Section 5.1(j) not later than five (5) Business Days after such report is filed with the United States Securities and Exchange Commission.
(k)    Further Assurances. The Borrower and the Guarantor will execute any and all further documents, agreements and instruments, and take all further action that may be required under applicable law, or that the Lender may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents.
(l)    Insurance. The Borrower will maintain or cause to be maintained such policies of insurance as Persons similarly situated to the Borrower and its Subsidiaries would prudently maintain, including without limitation, commercial general liability and umbrella liability insurance, including but not limit to, coverage for bodily injury, property damage, and personal and advertising injury claims arising from the Mortgaged Property with total combined limits of not less than $1,000,000 per occurrence and $2,000,000 products completed operations aggregate; umbrella liability insurance with limits of $3,000,000 per occurrence and $3,000,000 aggregate. The Borrower shall add the Lender, its subsidiaries, successors, assigns, directors, officers, employees and agents as additional insureds on such insurance policies. All insurance policies shall be issued by an insurer or insurers with an A.M. Best rating of “A: IX” or better and a Standard and Poor’s rating of “A,” or equivalent rating from another agency acceptable to the Lender and be authorized in the state where the Mortgaged Property is located. The amount of any deductible under any insurance policy must be reasonably acceptable to Lender. The Borrower shall pay the premiums for the insurance policies as the same become due and payable. The Borrower shall deliver a certificate or other evidence of insurance acceptable to the Lender evidencing the insurance required hereunder on the Closing Date, together with receipts for the payment of premiums. Any insurance carried by the Lender shall be for its sole benefit and shall not inure to the benefit of the Borrower and any insurance required from the Borrower shall be primary to any available, if any, to the Lender. All required insurance policies, other than professional liability, shall provide that insurers have waived rights of subrogation against the Lender. The required insurance shall be primary without right of contribution from any insurance, which may be carried by the Lender.
(m)    Real Estate Taxes. The Borrower shall pay when due all Impositions relating to the Mortgaged Property.
(n)    Maintenance of Mortgaged Property. Borrower will maintain or cause the Mortgaged Property to be maintained in compliance with all legal requirements and in good repair,

working order and condition and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will prevent any act or thing which might materially impair the value or usefulness of the Mortgaged Property. The Borrower will not commit or permit any waste of the Mortgaged Property or any part thereof.
(o)    Environmental Compliance. The Borrower shall: (a)  comply (or cause compliance) at all times with all applicable Environmental Laws in all material respects, and (b) promptly take, or cause to be taken, any and all necessary remedial actions upon obtaining knowledge of the presence, storage, use, disposal, transportation, release or discharge of any Hazardous Materials on, under or about the Mortgaged Property which has a Material Adverse Effect or is in violation of any Environmental Laws. Borrower shall cause all remedial action with respect to Hazardous Material on, under or about the Mortgaged Property, to comply with all applicable Environmental Laws and the applicable policies, orders and directives of all federal, state and local Governmental Authorities. If Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Law by, or any liability arising thereunder of, Borrower or related to the Mortgaged Property, Borrower shall, upon request from Lender, provide Lender with such reports, certificates, engineering studies and other written material or data as Lender may reasonably require to confirm compliance by Borrower and the Mortgaged Property with all applicable Environmental Laws. Borrower shall permit Lender, its authorized representatives, consultants or other Persons retained by Lender to enter upon, examine, inspect and perform non-invasive tests (or perform invasive tests, to the extent reasonably approved by the Borrower) on the Mortgaged Property with regard to compliance with Environmental Laws, the presence of Hazardous Materials and the environmental condition of the Mortgaged Property and properties adjacent to the Land, provided such occurs with reasonable advance written notice. Such entry, examination, testing and inspecting and reporting shall be at the expense of Borrower if (x) an Event of Default is then in existence or (y) Lender has reasonably determined based on the results of such entry, examination, testing and/or inspection that there is a material violation of Environmental Law or any material liability arising under Environmental Law, which expense shall be paid by Borrower to Lender upon demand.
(p)    Environmental Disclosure. Borrower shall promptly (in any event within five (5) Business Days) upon becoming aware thereof advise Lender in writing and in reasonable detail of: (1) any release, disposal or discharge of any Hazardous Material at the Mortgaged Property required to be reported to any federal, state or local governmental or regulatory agency under all applicable Environmental Laws; (2) any and all written communications sent or received by Borrower or its agents with respect to any Environmental Claims or any release, disposal or discharge of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency; (3) any remedial action taken by Borrower or any other Person in response to any Hazardous Material on, under or about any real property owned, leased or operated by Borrower or the Mortgaged Property or its agents, the existence of which could result in an Environmental Claim; and (4) any request for information from any Governmental Authority that indicates such Governmental Authority is investigating whether Borrower or another present or former occupant of the Mortgaged Property may be potentially responsible for a release, disposal or discharge of Hazardous Materials from any of the Mortgaged Property. Borrower shall promptly notify Lender of any proposed action to be taken by Borrower to commence any operations that could reasonably be expected to subject Borrower to additional laws, rules or regulations, including laws, rules and regulations requiring additional or amended environmental permits or licenses. Borrower shall, at its own expense, provide copies of such documents or information as Lender may reasonably request in relation to any matters disclosed pursuant to this Section 5.1(p).
(q)    Notice of Sale of Gabella Assets. The Borrower shall cause the Guarantor to cause the Subsidiary of the Guarantor owning title to the Gabella Assets to give notice to the Lender of (i) a Sale of the Gabella Assets or (ii) any contract related to a Sale of the Gabella Assets.
(r)    Groundwater Replenishment District Fees. The Borrower shall timely pay when due any assessments, fees or other charges required under that certain Declaration of Covenants, Conditions and Restrictions for The Village at Sundance Phases 1, 2 & 3 Regarding Membership in the Central Arizona Groundwater Replenishment District, including any assessments, fees or other charges required thereunder in connection with a Sale of the Mortgaged Property.
Section 5.2    Negative Covenants of the Borrower.
The Borrower covenants and agrees with the Lender that so long as this Agreement shall remain in effect and until the Obligations shall have been paid in full:
(a)    Investment. The Borrower will not make any new investments without Lender’s consent other than the purchase of direct obligations of the United States.
(b)    Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation unless the Borrower is the surviving entity or sell, transfer, convey or lease all or substantially all of its assets.
(c)    ERISA Matters. The Borrower will not (i) engage or permit any ERISA Affiliate to engage in any transaction that is a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Pension Plan or an ERISA Affiliate, if any, other than a Multiemployer Plan, (iii) fail to make or permit any ERISA Affiliate to fail to make, any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) terminate any Pension Plan of an ERISA Affiliate, if any, so as to result in any liability, or (v) permit to exist any occurrence of any Reportable Event with respect to a Pension Plan of an ERISA Affiliate, if any.
(d)    Governing Documents. The Borrower will not amend, modify, waive or terminate any provision of its articles or certificate of incorporation, in each instance, which would be materially adverse to the Lender, without the prior written consent of the Lender.

(e)    Restricted Payments. The Borrower will not, without the prior written consent of the Lender, declare or pay any dividend on, or make any payment or distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of its Capital Stock or make any distribution of cash, property, or assets to the holders of its Capital Stock, or make any payment to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding; provided that, notwithstanding the foregoing, the Borrower may make distributions (including tax distributions) to the holder of its preferred capital stock that is outstanding of the Closing Date.
(f)    Fiscal Year. The Borrower and the Guarantor shall not change its fiscal year or method of accounting without providing the Lender with prior written notice (i) providing a detailed explanation of such changes and (ii) including pro forma financial statements demonstrating the impact of such change.
(g)    Change of Control. The Borrower and the Guarantor shall not enter into any transaction or agreement which results in a Change of Control.
(h)    Nature of Business. The Borrower will not engage in any business other than the business conducted by the Borrower as of the Closing Date and business activities reasonably related or ancillary thereto.
(i)    Indebtedness. The Borrower will not incur (or permit any Subsidiary of the Borrower to incur), any Indebtedness, without the Lender’s prior written consent.
(j)    Vacant Land. Without Lender’s consent, the Borrower shall not construct or place or permit any construction or placement of any buildings, structures, improvements, alterations or appurtenances upon, in, under or above the Land or any part thereof.
(k)    Liens and Related Matters. The Borrower will not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to the Mortgaged Property or other Collateral whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances. With Lender’s prior written consent, Borrower shall have the right to contest any such Lien securing Claims.
(l)    Transactions with Affiliates. Borrower shall not directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any director, officer, employee or Affiliate of Borrower or Guarantor, except (i) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, director, officer or employee of Borrower and (ii) as otherwise expressly contemplated by this Agreement. Each such agreement with any Affiliate, director, officer or employee of Borrower shall provide that the same may be terminated by Lender at its option if an Event of Default exists. Borrower shall not pay any management, consulting, director or similar fees to any director, officer, employee or Affiliate of Borrower, except as specifically provided for in this Agreement.
(m)    Due on Sale or Encumbrance. Without Lender’s reasonable consent, which consent may be given or withheld in the sole discretion of Lender, neither Borrower nor any other Person directly or indirectly holding any direct or indirect legal, beneficial, equitable or other interest in the Borrower or in the Guarantor (at each and every tier or level of ownership) shall, or permit other Persons to, effect a Change of Control or Transfer (whether or not for consideration or of record) of all or any portion of the Mortgaged Property or any direct or indirect legal, equitable, beneficial or other interest (1) in all or any portion of the Mortgaged Property; (2) in Borrower; (3) in Guarantor; or (4) at each and every tier or level of ownership, in Borrower’s direct or indirect partners, members, shareholders, beneficial or constituent owners, including Guarantor and any owners of Guarantor (or the direct or indirect owners of any direct or indirect interests in any such constituent owners), including any merger, consolidation, dissolution, conversion or liquidation. Notwithstanding the foregoing, the following shall not be deemed to be prohibited under this Section 5.2(m): (i)  Transfers of ownership interests in a Person whose stock is listed or quoted on the New York Stock Exchange, the American Stock Exchange or NASDAQ, (ii) Transfers of ownership interests in a Person whose stock is or contains preferred equity or (iii) Transfers of common or preferred shares of the Guarantor that do not result in a Change of Control of the Guarantor.
ARTICLE VI

CASUALTY AND CONDEMNATION
Section 6.1    All compensation, proceeds, damages, claims, insurance recoveries, rights of action and payments which the Borrower may receive or to which the Borrower may become entitled with respect to the Mortgaged Property or any part thereof as a result of any casualty or condemnation (the “Proceeds”), shall be paid over to the Lender and shall be applied first toward reimbursement of all costs and expenses of the Lender in connection with recovery of the same, and then shall be applied in the sole and absolute discretion of Lender, without regard to the adequacy of Lender’s security hereunder, to the payment or prepayment of the Obligations in such order as Lender may determine. Any application of the Proceeds or any portion thereof to the Obligations shall not be construed to cure or waive any Default or Event of Default or invalidate any act done pursuant to any such Default or Event of Default.
Section 6.2    The Borrower shall obtain the Lender’s approval prior to any settlement, adjustment or compromise of any claims for loss, damage or destruction under any policy or policies of insurance or with respect to any condemnation, and the Lender shall have the right to participate with the Borrower in negotiation of any such settlement, adjustment or compromise; provided, however, the Borrower shall be permitted, so long as no Event of Default exists, to settle insurance claims of $100,000 or less without the Lender’s approval (but with reasonable advance notice to the Lender). The Lender shall also have the right to appear with the Borrower in any action against an insurer based on a claim for loss, damage or destruction under any policy or policies of insurance.

ARTICLE VII

[RESERVED]
ARTICLE VIII

SECURITY INTEREST
Section 8.1    Grant of Security Interest.
(a)    To secure the payment, performance and discharge of the Obligations, this Agreement constitutes a security agreement and the Advances effected hereby constitute secured loans by the Lender to the Borrower under Applicable Law. For such purpose, the Borrower hereby conveys and grants as of the Closing Date to the Lender, a lien and continuing security interest in all of the Borrower’s right, title and interest in, to and under the following, in each case, whether now owned or existing, or hereafter acquired or arising, the UCC Collateral (as defined in the Deed of Trust), and wherever the same may be located, to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent. Notwithstanding any of the other provisions set forth in this Agreement, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Applicable Law not in effect as of the date hereof or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law. The powers conferred on the Lender hereunder are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. If the Borrower fails to perform or comply with any of its agreements contained herein, the Lender, at its option, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at the rate per annum applicable to Advances, shall be payable by the Borrower to the Lender on demand and shall constitute Obligations secured hereby.
(b)    The grant of a security interest under this Section 8.1 does not constitute and is not intended to result in a creation or an assumption by the Lender of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under any applicable Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Lender of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under any applicable Collateral, and (c) the Lender shall have no obligation or liability under the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 8.2    Certain Secured Party Remedies. If an Event of Default shall have occurred and be continuing, Lender shall have all the remedies of a secured party under the UCC and all other rights and remedies now or hereafter provided or permitted by law, including, without limitation, the right to take immediate and exclusive possession of the UCC Collateral, or any part thereof, and for that purpose Lender may, as far as Borrower can give authority therefor, with or without judicial process, enter (if this can be done without breach of the peace) upon any premises on which any of the Collateral or any part thereof may be situated. Without limitation of the foregoing, Lender shall be entitled to hold, maintain, preserve and prepare all of the Collateral for sale and to dispose of said Collateral, if Lender so chooses, from the Mortgaged Property, provided that Lender may require Borrower to assemble such UCC Collateral and make it available to Lender for disposition at a place to be designated by Lender from which the UCC Collateral would be sold or disposed of, and provided further that, for a reasonable period of time prior to the disposition of such UCC Collateral, Lender shall have the right to use same in the operation of the Mortgaged Property. Borrower will execute and deliver to Lender any and all forms, documents, certificates and registrations as may be necessary or appropriate to enable Lender to sell and deliver good and clear title to the UCC Collateral to the buyer at the sale as herein provided. Unless the UCC Collateral is of the type customarily sold on a recognized market, Lender will give Borrower at least ten (10) days’ notice of the time and place of any public sale of such UCC Collateral or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is given to Borrower at least ten (10) days before the time of the sale or disposition. Lender may buy at any public sale and, if the UCC Collateral is of a type customarily sold in a recognized market or is a type which is the subject of widely distributed standard price quotations, it may buy at private sale. Unless Lender shall otherwise elect, any sale of the UCC Collateral shall be solely as a unit and not in separate lots or parcels; it being expressly agreed, however, that Lender shall have the absolute right to dispose of such UCC Collateral in separate lots or parcels. Lender shall further have the absolute right to elect to sell the UCC Collateral as a unit with, and not separately from, the Land and any improvements constituting a portion of the Mortgaged Property. The net proceeds realized upon any disposition of the UCC Collateral, after deduction for the expenses of retaining, holding, preparing for sale, selling and the like and the attorneys’ fees and legal expenses incurred by Lender shall be applied towards satisfaction of such of the Obligations secured hereby, and in such order of application, as Lender may elect. If all of the Obligations are satisfied, Lender will account to Borrower for any surplus realized on such disposition.
Section 8.3    Power of Attorney. The Borrower hereby irrevocably appoints the Lender its true and lawful attorney (with full power of substitution) in its name, place and stead and at is expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement during the continuance of an Event of Default, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Lender, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Lender or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.
ARTICLE IX

EVENTS OF DEFAULT
Section 9.1    Events of Default.
The following events shall be Events of Default (“Events of Default”) hereunder:
(a)    any failure by the Borrower to make any payment when due under the Transaction Documents; or
(b)    the occurrence of a default resulting from any failure by the Borrower, the Guarantor and/or their respective Affiliates to make any payment when due under any loans or financings between (i) the Lender or its Affiliates and (ii) the Borrower, the Guarantor and/or their respective Affiliates, which is not cured within any applicable grace or cure period; or
(c)     any failure on the part of the Borrower or the Guarantor duly to observe or perform in any material respect any other covenants or agreements of the Borrower or the Guarantor (other than those specifically addressed by a separate Event of Default), as applicable, set forth in this Agreement or the other Transaction Documents and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Guarantor; provided, however, if such remedy cannot reasonably be completed prior to the end of such 30-day period, such 30-day remediation period will be extended as reasonably necessary, but not by more than sixty (60) days provided that Borrower or the Guarantor has commenced the remediation within such 30-day period and proceeds with reasonable diligence to remedy such failure; or
(d)    the occurrence of (i) an Insolvency Event in respect of the Bankruptcy Code relating to the Borrower or the Guarantor or (ii) any other Insolvency Event relating to Borrower or the Guarantor; or
(e)    the acceleration of any Indebtedness incurred (i) by Borrower with respect to an aggregate outstanding principal balance in excess of $100,000, or if such Indebtedness is not paid in full at its stated maturity or (ii) by Guarantor or any of its Subsidiaries with respect to an aggregate outstanding principal balance in excess of $5,000,000, or if such Indebtedness is not paid in full at its stated maturity; or
(f)    the rendering of one or more Final Judgments, decrees or orders by a court or arbitrator of competent jurisdiction against (I) the Borrower for the payment of money in excess individually or in the aggregate of $100,000, and the Borrower shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal, or (II) the Guarantor (or any of its Subsidiaries) for the payment of money in excess individually or in the aggregate of $5,000,000, and the Guarantor shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or
(g)    the Borrower shall assign or attempt to assign any of its rights, obligations or duties under this Agreement without the prior written consent of the Lender (such consent to be provided) in the sole and absolute discretion of the Lender; or
(h)    any failure by the Borrower to pay Proceeds to the Lender when due under this Agreement; or
(i)    any Transaction Document shall (except in accordance with its terms) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or the Guarantor, as applicable; or
(j)    the Borrower or the Guarantor shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document; or
(k)    the Borrower or the Guarantor shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act; or
(l)    the Internal Revenue Service or any other Governmental Authority shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Guarantor (or any of their Subsidiaries), or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any assets of the Borrower or the Guarantor (or any of their Subsidiaries) and such lien shall not have been released within five (5) Business Days; or
(m)    any representation, warranty or certification made by the Borrower or the Guarantor in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made or deemed made and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower; provided, however, if such remedy cannot reasonably be completed prior to the end of such 30-day period, such 30-day remediation period will be extended as reasonably necessary, but not by more than sixty (60) days provided that Borrower has commenced the remediation within such 30-day period and proceeds with reasonable diligence to remedy such failure; or

(n)    (A) any material provision of any Transaction Document shall at any time for any reason cease to be valid and binding or in full force and effect; or (B) the Borrower or the Guarantor shall deny that the Borrower or the Guarantor has any or further liability or obligation under any material provision of any Transaction Document to which such entity is a party; or (C) the validity or enforceability of any material provision of any Transaction Document shall be contested by the Borrower or the Guarantor; or
(o)    Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Mortgaged Property by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid, discharged or insured or bonded over within thirty (30) days; or
(p)    Either (i) the Borrower or the Guarantor is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business relating to the Mortgaged Property and such order continues for more than thirty (30) days; or (ii) any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting the Borrower or the Guarantor from performing any of their obligations under this Agreement or any of the other Transaction Documents; or
(q)    The occurrence of any direct or indirect Change of Control with respect to the Borrower or the Guarantor under Section 5.2(m).
Section 9.2    Remedies.
(a)    Upon the occurrence of an Event of Default, the Lender, in addition to any other rights or remedies available to the Lender at law or in equity, or under this Agreement or any of the other Transaction Documents, may exercise any one or more of the following rights and remedies as it, in its sole discretion, deems necessary or desirable:
(1)    Acceleration. Declare immediately due and payable, without further notice, protest, presentment, notice of protest or demand, notice of any kind, all of which are hereby expressly waived by the Borrower, all Obligations including all monies advanced under this Agreement, the Note, the Deed of Trust and/or any of the Transaction Documents which are then unpaid, together with all interest then accrued thereon and all other amounts then owing. If payment of the Obligations is accelerated, Lender may, in its sole discretion, exercise all rights and remedies hereunder and under the Note, the Deed of Trust and/or any of the other Transaction Documents at law, in equity or otherwise.
(2)    Possession. Enter upon and take possession of the Mortgaged Property and proceed in the name of Lender or Borrower as the attorney-in-fact of Borrower (which authority is hereby granted by Borrower, is coupled with an interest, and is irrevocable), as Lender shall elect. If Lender elects to so enter upon and take possession of the Mortgaged Property, Lender (i) may enforce or cancel all contracts entered into by Borrower or make other contracts which are in Lender’s sole opinion advisable, and (iii) shall be reimbursed by Borrower upon demand any reasonable amount or amounts expended by Lender for such performance together with any reasonable costs, charges, or expenses incident thereto or otherwise incurred or expended by Lender or its representatives (including an appraisal) on behalf of Borrower in connection with the Mortgaged Property, and the amounts so expended shall be considered part of the Loan evidenced by the Note and secured by the Transaction Documents and shall bear interest at the Interest Rate.
(3)    No Further Obligations. Terminate Lender’s obligations under this Agreement.
(4)    Injunctive Relief. Institute appropriate proceedings for injunctive relief (including specific performance of the obligations of Borrower).
(5)    Cessation of Advances. Cease making any Advance.
(b)    Upon the occurrence of an Event of Default and on and after the Facility Maturity Date, the Lender shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under Applicable Laws, which rights shall be cumulative.
ARTICLE X

INDEMNIFICATION
Section 10.1    Indemnities by the Borrower.
(a)    Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Lender, and its successors, assigns and officers, members, managers, partners, Affiliates, directors, employees and agents (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by such Indemnified Party and other non‑monetary damages of any such Indemnified Party or any of them arising out of or as a result of this Agreement, excluding, however, any Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party or in respect of Taxes (other than those described in clause (iv) of this Section 10.1(a) or in Section 2.12, Section 2.13, or Section 12.9). If the Borrower has made any indemnity payment pursuant to this Section 10.1 and Section 10.3 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such indemnified amounts. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts (except to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party) relating to or resulting from:

(i)    any representation or warranty made or deemed made by the Borrower or any of its officers or members under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;
(ii)    the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Collateral or the nonconformity of any Collateral with any such Applicable Law;
(iii)    the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral, or Impositions payable in connection with the Mortgaged Property;
(iv)    any repayment by the Lender of any amount previously distributed in reduction of Advances Outstanding or payment of Interest or any other amount due hereunder which amount the Lender believes in good faith is required to be repaid; or
(v)    any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances.
(b)    Following any Indemnified Party’s demand therefor, accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses, any amounts subject to the indemnification provisions of this Section 10.1 shall be due and payable by the Borrower to such Person on the Facility Maturity Date.
(c)    If for any reason the indemnification provided above in this Section 10.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that the Borrower shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 10.1(a). Any amount to be contributed by Borrower under this Section 10.1(c) shall be due and payable by Borrower on the Facility Maturity Date.
Section 10.2    After‑Tax Basis.
Indemnification under Section 10.1, Section 2.12, Section 2.13, and Section 12.9 shall be on an after‑Tax basis.
ARTICLE XI

[Reserved]

ARTICLE XII

MISCELLANEOUS
Section 12.1    Amendments and Waivers.
No amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower and the Lender.
Section 12.2    Notices, Etc.
All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, e‑mailed, faxed, transmitted or delivered, as to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited in the United States mail, first class postage prepaid, (b) notice by e‑mail, when verbal or electronic communication of receipt is obtained, or (c) notice by facsimile copy, when verbal communication of receipt is obtained.
Section 12.3    Jury Trial.BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY TRANSACTION DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS CREDIT TRANSACTION AND LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. BORROWER AND LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF BORROWER OR LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL‑ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS CREDIT TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE TRANSACTINO DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Initial (Lender): _____        Initial (Borrower): ____
Section 12.4    No Waiver; Remedies.
No failure on the part of the Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.
Section 12.5    Binding Effect; Benefit of Agreement.
This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and permitted assigns. Each Indemnified Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.
Section 12.6    Term of this Agreement.
This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V, creates and constitutes the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the indefeasible payment and satisfaction of all of Borrower’s Obligations; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Articles IV and V, the provisions, including, without limitation, the indemnification and payment provisions, of Article X, Section 2.13 and Section 12.9, shall be continuing and shall survive any termination of this Agreement.
Section 12.7    Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.
Section 12.8    Waivers.
The Borrower hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non‑exclusive general jurisdiction of the courts of the State of Illinois, the courts of the United States for the Northern District of Illinois, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.8 any special, exemplary, punitive or consequential damages.
Section 12.9    Costs and Expenses.
(a)    In addition to the rights of indemnification granted to the Indemnified Parties under Article X hereof, the Borrower agrees to pay on demand (except as otherwise provided in Section 2.11(a) and 2.11(b)) all costs and expenses of the Lender therefor incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the Note, the other Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out‑of‑pocket expenses of counsel for such Person with respect thereto and with respect to advising such Person as to their respective rights and remedies under this Agreement, the Note, the other Transaction Documents and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by such Person in connection with the enforcement of the Transaction Documents by such Person and the other documents to be delivered hereunder or in connection herewith.
Section 12.10    Execution in Counterparts; Severability; Integration.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
Section 12.11    Waiver of Setoff.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Lender or its assets.
Section 12.12    Assignments by the Lender.
(a)    The Lender may assign, transfer, dispose of, hypothecate, encumber, pledge, or grant a security interest in or sell a participation interest in all or any part its interest in the Advances and any Transaction Document to any Person. The Borrower shall not assign or delegate, or grant any interest in, or permit any Lien to exist upon, any of the Borrower’s rights, obligations or duties under the Transaction Documents without the prior written consent of the Lender.
(b)    The Lender, acting solely for this purpose as an agent of Borrower, shall maintain at its office, a copy of each assignment of transfer pursuant to Section 12.12(a) delivered to it and a register for the recordation of the names and addresses of the applicable parties (including participants), and the Commitments of, and principal amounts (and stated interest) of the Advances owing thereto pursuant to the terms hereof from time to time (the “Register”). Transfer by the Lender of its rights hereunder or under any Note may be effected only by the recording by the Lender of the identity of the transferee in the Register. The entries in the Register shall be conclusive, and Borrower, the Lender and each transferee may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The register shall be available for inspection by Borrower and transferee, at any reasonable time and from time to time upon reasonable prior notice.
Section 12.13    Heading and Exhibits.
The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
Section 12.14    USA Patriot Act.
The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the USA Patriot Act.
Section 12.15    Recourse.
All Obligations under this Agreement and under the other Transaction Documents shall be full recourse obligations of the Borrower.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

BUENA YUMA, LLC, an Arizona limited liability company

By:

Name:
Title:

[Signatures Continued on the Following Page]

LENDER:

SRE MONARCH LENDING, LLC, a Delaware limited liability company
By: Singerman Real Estate Management Company, L.P., its Manager

By: Singerman Real Estate, LLC, its General Partner

By: _________________________________

Name: Seth Singerman
Title: Manager

Annex A
Buena Yuma, LLC
7001 North Scottsdale Road, Suite 2050
Scottsdale, Arizona 85253
Attention: Lawrence D. Bain
E-Mail: ldb@imhfc.com
Fax: 602-926-0343

With a copy to:
IMH Financial Corporation
7001 North Scottsdale Road, Suite 2050
Scottsdale, Arizona 85253
Attention: Legal Department
E-Mail: legal@imhfc.com

Annex A (Continued)
SRE Monarch Lending, LLC
c/o Singerman Real Estate, LLC
980 North Michigan Avenue, Suite 1660
Chicago, Illinois 60611
Attention: Charlie Kellogg
E-Mail: ckellogg@singerman.com
Fax: (312) 475-9304

With a copy to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661-3693
Attention: Kenneth M. Jacobson, Esq.
Email: kenneth.jacobson@kattenlaw.com
Fax: (312) 902-1061

EXHIBIT A
LEGAL DESCRIPTION
Parcel No. 1:

That parcel of land situated in the Southeast quarter of Section 17, Township 1 North, Range 3 West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

Commencing at the East quarter corner of said Section 17, which is monumented by a Maricopa County Department of Transportation Brass Cap marked LS No. 29891, from which the Southeast corner of said Section 17, which is monumented by a Maricopa County Brass Cap, bears as a basis of bearings South 00 degrees 20 minutes 42 seconds West, 2621.47 feet;

Thence North 89 degrees 53 minutes 41 seconds West, along the East-West mid-section line of said Section 17, 1320.37 feet;

Thence South 00 degrees 18 minutes 52 seconds West, 1310.75 feet;

Thence South 28 degrees 40 minutes 19 seconds West, 27.33 feet;

Thence South 07 degrees 14 minutes 33 seconds West, 44.78 feet;

Thence South 04 degrees 12 minutes 16 seconds East, 25.44 feet;

Thence South 00 degrees 56 minutes 04 seconds East, 142.96 feet to the True point of beginning;

Thence South 00 degrees 56 minutes 04 seconds East, 5.33 feet;

Thence North 85 degrees 16 minutes 11 seconds East, 162.81 feet to the beginning of a tangent curve, concave Northwesterly, whose radius point bears North 04 degrees 43 minutes 49 seconds West, 600.00 feet;

Thence Northeasterly, along said curve to the left, through a central angle of 43 degrees 20 minutes 02 seconds, an arc distance of 453.79 feet to a point of tangency;

Thence North 41 degrees 56 minutes 09 seconds East, 24.03 feet to the beginning of a tangent curve, concave Northwesterly, whose radius point bears North 48 degrees 03 minutes 51 seconds West, 492.00 feet;

Thence Northeasterly, along said curve to the left, through a central angle of 31 degrees 18 minutes 01 seconds, an arc distance of 268.78 feet to a point of tangency;

Thence North 10 degrees 38 minutes 08 seconds East, 9.45 feet;

Thence South 89 degrees 39 minutes 18 seconds East, 641.09 feet to a point lying on the Easterly line of the Southeast quarter of said Section 17;

Thence South 00 degrees 20 minutes 42 seconds West, along said Easterly line, 1360.93 feet;

Thence South 80 degrees 44 minutes 54 seconds West, 1126.04 feet to a point lying on the Southerly line of the Southeast quarter of said Section 17;

Thence North 89 degrees 57 minutes 25 seconds West, along said Southerly line, 1525.84 feet to the South quarter corner of said Section 17, which is monumented by a Maricopa County Department of Transportation Brass Cap marked LS No. 29891;

Thence North 00 degrees 17 minutes 46 seconds East, along the North-South mid-section line, 997.14 feet;

Thence South 89 degrees 42 minutes 14 seconds East, 375.13 feet;

Thence North 86 degrees 31 minutes 58 seconds East, 135.00 feet;

Thence North 86 degrees 36 minutes 47 seconds East, 142.68 feet;

Thence North 83 degrees 24 minutes 43 seconds East, 419.66 feet;

Thence South 88 degrees 40 minutes 22 seconds East, 84.09 feet;

Thence North 09 degrees 35 minutes 55 seconds East, 26.60 feet to the beginning of a tangent curve, concave Northwesterly, whose radius point bears North 80 degrees 24 minutes 05 seconds West, 175.00 feet;

Thence Northeasterly, along said curve to the left, through a central angle of 03 degrees 47 minutes 06 seconds, an arc distance of 11.56 feet;

Thence South 84 degrees 11 minutes 10 seconds East, 50 feet;

Thence South 80 degrees 24 minutes 05 seconds East, 97.01 feet to the true point of beginning;

Except that property described as follows:

Commencing at the East quarter corner of said Section 17, which is monumented by a Maricopa County Department of Transportation Brass Cap marked LS No. 29891, from which the Southeast corner of said Section 17, which is monumented by a Maricopa County Brass Cap, bears as a basis of bearings South 00 degrees 20 minutes 42 seconds West, 2621.47 feet;

Thence South 00 degrees 20 minutes 44 seconds West, along the Easterly line of the Southeast quarter of said Section 17, 2339.19 feet;

Thence North 89 degrees 57 minutes 24 seconds West, 50.02 feet to the true point of beginning;

Thence South 79 degrees 32 minutes 47 seconds West, 94.39 feet;

Thence North 00 degrees 18 minutes 50 seconds West, 95.36 feet;

Thence North 79 degrees 36 minutes 13 seconds East, 95.48 feet;

Thence South 00 degrees 20 minutes 25 seconds West, 95.46 feet to the true point of beginning; and

Except that parcel of land situate in the Southeast quarter of Section 17, Township 1 North, Range 3 West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

Commencing at the Southeast quarter corner of said Section 17, which is monumented by a Maricopa County Department of Transportation Brass Cap, from which the East quarter corner of said Section 17, which is monumented by a Maricopa County Department of Transportation Brass Cap marked "RLS 29891", bears as basis of bearings North 00 degrees 20 minutes 42 seconds East, 2621.47 feet;

Thence North 00 degrees 20 minutes 42 seconds East, along the Easterly line of the Southeast quarter of said Section 17, 282.02 feet;

Thence North 89 degrees 39 minutes 18 seconds West, 50.02 feet to the true point of beginning;

Thence South 79 degrees 32 minutes 47 seconds West, 208.69 feet;

Thence North 00 degrees 20 minutes 42 seconds East, 291.06 feet;

Thence South 89 degrees 39 minutes 18 seconds East, 205.00 feet to a point on a line which is parallel with, and 50.02 feet Westerly of, the Easterly line of the Southeast quarter of said Section 17;

Thence South 00 degrees 20 minutes 42 seconds West, along said parallel line, 251.96 feet to the true point of beginning.

Except from this exception that property described as follows::

Commencing at the Southeast corner of said Section 17, which is monumented by a Maricopa County Department of Transportation Brass Cap, from which the East quarter corner of said Section 17, which is monumented by a Maricopa County Department of Transportation Brass Cap marked "RLS 29891", bears as basis of bearings, North 00 degrees 20 minutes 42 seconds East, 2621.47 feet;

Thence North 00 degrees 20 minutes 42 seconds East, along the Easterly line of the Southeast quarter of said Section 17, 282.02 feet;

Thence North 89 degrees 39 minutes 18 seconds West, 50.02 feet to the true point of beginning;

Thence South 79 degrees 32 minutes 47 seconds West, 94.39 feet;

Thence North 00 degrees 18 minutes 50 seconds West, 95.36 feet;

Thence North 79 degrees 36 minutes 13 seconds East, 95.48 feet to a point on a line which is parallel with, and 50.02 feet Westerly of, the Easterly line of the Southeast quarter of said Section 17;

Thence South 00 degrees 20 minutes 42 seconds West, along said parallel line, 95.46 feet to the true point of beginning.

Parcel No. 2:

That parcel of land situated in the Southeast quarter of Section 17, Township 1 North, Range 3 West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

Commencing at the East quarter corner of said Section 17, which is monumented by a Maricopa County Department of Transportation brass cap marked LS No. 29891, from which the Southeast corner of said Section 17, which is monumented by a Maricopa County brass cap, bears as a basis of bearings South 00 degrees 20 minutes 42 seconds West, 2621.47 feet;

Thence North 89 degrees 53 minutes 41 seconds West, along the East-West mid-section line of said Section 17, 1320.37 feet to the true point of beginning;

Thence South 00 degrees 18 minutes 52 seconds West, 1310.75 feet;

Thence South 28 degrees 40 minutes 19 seconds West, 27.33 feet;

Thence South 07 degrees 14 minutes 33 seconds West, 44.78 feet;

Thence South 04 degrees 12 minutes 16 seconds East, 25.44 feet;

Thence South 00 degrees 56 minutes 04 seconds East, 148.30 feet;

Thence North 85 degrees 16 minutes 11 seconds East, 162.81 feet to the beginning of a tangent curve, concave Northwesterly, whose radius point bears North 04 degrees 43 minutes 49 seconds West, 600.00 feet;

Thence Northeasterly, along said curve to the left, through a central angle of 43 degrees 20 minutes 02 seconds, an arc distance of 453.79 feet to a point of tangency;

Thence North 41 degrees 56 minutes 09 seconds East, 24.03 feet to the beginning of a tangent curve, concave Northwesterly, whose radius point bears North 48 degrees 03 minutes 51 seconds West, 492.00 feet;

Thence Northeasterly, along said curve to the left, through a central angle of 31 degrees 18 minutes 01 second, an arc distance of 268.78 feet to a point of tangency;

Thence North 10 degrees 38 minutes 08 seconds East, 9.45 feet;

Thence South 89 degrees 39 minutes 18 seconds East, 641.09 feet to a point lying on the Easterly line of the Southeast quarter of said Section 17;

Thence South 00 degrees 20 minutes 42 seconds West, along said Easterly line, 1360.93 feet;

Thence South 80 degrees 44 minutes 54 seconds West, 1126.04 feet to a point lying on the Southerly line of the Southeast quarter of said Section 17;

Thence North 89 degrees 57 minutes 25 seconds West, along said Southerly line, 1525.84 feet to the South quarter corner of said Section 17, which is monumented by a Maricopa County Department of Transportation brass cap marked LS No. 29891;

Thence North 00 degrees 17 minutes 46 seconds East, along the North-South mid-section line, 2624.33 feet to the center of said Section 17, which is monumented by a brass cap in a handhole;

Thence South 89 degrees 53 minutes 41 seconds East, along the East-West mid-section line, 1317.99 feet to the true point of beginning;

Except that property described as follows:

Commencing at the East quarter corner of said Section 17, which is monumented by a Maricopa County Department of Transportation brass cap marked LS No. 29891, from which the Southeast corner of said Section 17, which is monumented by a Maricopa County brass cap, bears as a basis of bearings South 00 degrees 20 minutes 42 seconds West, 2621.47 feet;

Thence South 00 degrees 20 minutes 44 seconds West, along the Easterly line of the Southeast quarter of said Section 17, 2339.19 feet;

Thence North 89 degrees 57 minutes 24 seconds West, 50.02 feet to the true point of beginning;

Thence South 79 degrees 32 minutes 47 seconds West, 94.39 feet;

Thence North 00 degrees 18 minutes 50 seconds West, 95.36 feet;

Thence North 79 degrees 36 minutes 13 seconds East, 95.48 feet;

Thence South 00 degrees 20 minutes 25 seconds West, 95.46 feet to the true point of beginning; and
That portion described as follows:

That parcel of the Southeast quarter of Section 17, Township 1 North, Range 3 West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

Commencing at the East quarter corner of said Section 17, which is monumented by a Maricopa County Department of Transportation Brass Cap marked LS No. 29891, from which the Southeast corner of said Section 17, which is monumented by a Maricopa County Brass Cap, bears as a basis of bearings South 00 degrees 20 minutes 42 seconds West, 2621.47 feet;

Thence North 89 degrees 53 minutes 41 seconds West, along the East-West mid-section line of said Section 17, 1320.37 feet;

Thence South 00 degrees 18 minutes 52 seconds West, 1310.75 feet;

Thence South 28 degrees 40 minutes 19 seconds West, 27.33 feet;

Thence South 07 degrees 14 minutes 33 seconds West, 44.78 feet;

Thence South 04 degrees 12 minutes 16 seconds East, 25.44 feet;

Thence South 00 degrees 56 minutes 04 seconds East, 142.96 feet to the true point of beginning;

Thence South 00 degrees 56 minutes 04 seconds East, 5.33 feet;

Thence North 85 degrees 16 minutes 11 seconds East, 162.81 feet to the beginning of a tangent curve, concave Northwesterly, whose radius point bears North 04 degrees 43 minutes 49 seconds West, 600.00 feet;

Thence Northeasterly, along said curve to the left, through a central angle of 43 degrees 20 minutes 02 seconds, an arc distance of 453.79 feet to a point of tangency;

Thence North 41 degrees 56 minutes 09 seconds East, 24.03 feet to the beginning of a tangent curve, concave Northwesterly, whose radius point bears North 48 degrees 03 minutes 51 seconds West, 492.00 feet;

Thence Northeasterly, along said curve to the left, through a central angle of 31 degrees 18 minutes 01 seconds, an arc distance of 268.78 feet to a point of tangency;

Thence North 10 degrees 38 minutes 08 seconds East, 9.45 feet;

Thence South 89 degrees 39 minutes 18 seconds East, 641.09 feet to a point lying on the Easterly line of the Southeast quarter of said Section 17;

Thence South 00 degrees 20 minutes 42 seconds West, along said Easterly line, 1360.93 feet;

Thence South 80 degrees 44 minutes 54 seconds West, 1126.04 feet to a point lying on the Southerly line of the Southeast quarter of said Section 17;

Thence North 89 degrees 57 minutes 25 seconds West, along said Southerly line, 1525.84 feet to the South quarter corner of said Section 17, which is monumented by a Maricopa County Department of Transportation Brass Cap marked LS No. 29891;

Thence North 00 degrees 17 minutes 46 seconds East, along the North-South mid-section line, 997.14 feet;

Thence South 89 degrees 42 minutes 14 seconds East, 375.13 feet;

Thence North 86 degrees 31 minutes 58 seconds East, 135.00 feet;

Thence North 86 degrees 36 minutes 47 seconds East, 142.68 feet;

Thence North 83 degrees 24 minutes 43 seconds East, 419.66 feet;

Thence South 88 degrees 40 minutes 22 seconds East, 84.09 feet;

Thence North 09 degrees 35 minutes 55 seconds East, 26.60 feet to the beginning of a tangent curve, concave Northwesterly, whose radius point bears North 80 degrees 24 minutes 05 seconds West, 175.00 feet;

Thence Northeasterly, along said curve to the left, through a central angle of 03 degrees 47 minutes 06 seconds, an arc distance of 11.56 feet;

Thence South 84 degrees 11 minutes 10 seconds East, 50 feet;

Thence South 80 degrees 24 minutes 05 seconds East, 97.01 feet to the true point of beginning;

Except from this exception that property described as follows:

Commencing at the East quarter corner of said Section 17, which is monumented by a Maricopa County Department of Transportation Brass Cap marked LS No. 29891, from which the Southeast corner of said Section 17, which is monumented by a Maricopa County Brass Cap, bears as a basis of bearing South 00 degrees 20 minutes 42 seconds West, 2621.47 feet;

Thence South 00 degrees 20 minutes 44 seconds West, along the Easterly line of the Southeast quarter of said Section 17, 2339.19 feet;

Thence North 89 degrees 57 minutes 24 seconds West, 50.02 feet to the true point of beginning;

Thence South 79 degrees 32 minutes 47 seconds West, 94.39 feet;

Thence North 00 degrees 18 minutes 50 seconds West, 95.36 feet;

Thence North 79 degrees 36 minutes 13 seconds East, 95.48 feet;

Thence South 00 degrees 20 minutes 25 seconds West, 95.46 feet to the true point of beginning.

Parcel No. 3:

That parcel of land situated in the Northeast quarter of Section 17, Township 1 North, Range 3 West of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

Commencing at the East quarter corner of said Section 17, which is monumented by a Maricopa County Department of Transportation brass cap marked LS No. 29891, from which the Southeast corner of said Section 17, which is monumented by a Maricopa County brass cap, bears as a basis of bearings South 00 degrees 20 minutes 42 seconds West, 2621.47 feet;

Thence North 89 degrees 53 minutes 41 seconds West, along the East-West mid-section line of said Section 17, 1320.37 feet to the true point of beginning;

Thence continuing North 89 degrees 53 minutes 41 seconds West, along said East-West mid-section line, 1317.99 feet to the center of said Section 17, which is monumented by a brass cap in a hand hole;

Thence North 00 degrees 17 minutes 50 seconds East, along the North-South mid-section line of said Section 17, 2005.57 feet;

Thence South 69 degrees 22 minutes 19 seconds East, 1406.03 feet;

Thence South 00 degrees 18 minutes 52 seconds West, 1512.65 feet to a point lying on the East-West mid-section line and the true point of beginning.

EXHIBIT B
PERMITTED ENCUMBRANCES

1.	Property taxes, which are a lien not yet due and payable, including any assessments collected with taxes to be levied for the year 2016.

2.	Water rights, claims or title to water, whether or not disclosed by the public records.

3.	Reservations contained in the Patent to said land:
Recorded: October 22, 1955
Docket: 1743
Page: 471
Which among other things recites as follows:
Subject to any vested and accrued water rights for mining, agricultural, manufacturing, or other purposes and rights to ditches and reservoirs used in connection with such water rights, as may be recognized and acknowledged by the local customs, laws and decisions of the courts, and the reservation from the lands hereby granted, a right of way thereon for ditches or canals constructed by the authority of the United States.
(Affects the East half of the East half of Section 17)

4.	Reservations contained in the Patent to said land:
Recorded: April 19, 1929
Book: 232 of Deeds
Page: 380
Which among other things recites as follows:
Subject to any vested and accrued water rights for mining, agricultural, manufacturing, or other purposes and rights to ditches and reservoirs used in connection with such water rights, as may be recognized and acknowledged by the local customs, laws and decisions of the courts, and the reservation from the lands hereby granted, a right of way thereon for ditches or canals constructed by the authority of the United States.
(Affects the West half of the East half of Section 17)

5.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose: underground communication lines and appurtenant facilities
In favor of: American Telephone and Telegraph Company of Wyoming, its successors and assigns

Width: One rod wide
Recorded: February 17, 1947
Book: 82 of Miscellaneous Records
Page: 47

6.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:
Purpose: electric lines and appurtenant facilities
In favor of: Arizona Public Service Company
Width: Eight (8) feet
Recorded: September 14, 1971
Docket: 8944
Page: 102

7.	Central Arizona Project Contract and Grant of Electric Transmission Line Easement one hundred (100) feet in width for the purpose(s) shown below and rights incidental thereto:
In favor of: United States of America
Purpose: electric lines and appurtenant facilities
Recorded: March 24, 1977
Docket: 12134
Page: 506

8.	Utility easement four (4) feet in width for the purpose(s) shown below and rights incidental thereto:
In favor of: Arizona Public Service Company
Purpose: electric lines and appurtenant facilities
Recorded: July 23, 1996
Recording No: 1996-515240

9.	A non-exclusive easement twenty (20) feet in width for the purpose(s) shown below and rights incidental thereto:
In favor of: Valencia Water Company, Inc.
Purpose: ingress and egress purposes
Recorded: December 12, 1996
Recording No: 1996-865436

10.	All matters set forth in Document:
Entitled: Reciprocal Easement Agreement and Declaration of Restrictions and Covenants and Agreement to Transfer Property
In favor of: Leaf Verde RV Resort, L.C., an Arizona limited liability company and Leaf Verde Mobile Home Park, LLC., an Iowa limited liability company

Recorded: November 14, 1997
Recording No.: 1997-800159

11.	Final Order of Condemnation granting an easement one hundred sixty (160) feet in width for the purpose(s) shown below and rights incidental thereto:
In favor of: Salt River Project Agricultural Improvement and Power District
Purpose: 500kV electric lines and appurtenant facilities
Recorded: September 22, 2003
Recording No: 2003-1329739

And thereafter Assignment of Right-of-Way
In favor of: Arizona Public Service Company
Affects: an undivided 70% interest in the easement
Recorded: December 30, 2009
Recording No.: 2009-1196258

12.	A non-exclusive, temporary easement twenty (20) feet in width for the purpose(s) shown below and rights incidental thereto:
In favor of: Buena Vista of Arizona, LLC
Purpose: sewer lines and appurtenant facilities
Recorded: January 21, 2005
Recording No: 2005-0087886

13.	An easement thirty (30) feet in width for the purpose(s) shown below and rights incidental thereto:
In favor of: Town of Buckeye
Purpose: sewer lines and appurtenant facilities
Recorded: May 20, 2005
Recording No: 2005-670755

14.	All matters set forth in Document:
Entitled: Watson Road Community Facilities District (Town of Buckeye, Arizona) Waiver and Development Agreement
Recorded: October 19, 2005
Recording No.: 2005-1559019 and
Re-recorded: November 15, 2005
Recording No.: 2005-1727787; and thereafter Notice of Formation
Recorded: October 19, 2005
Recording No.: 2005-1559020; and thereafter Resolution 65-05
Recorded: October 20, 2005
Recording No.: 2005-1570264; and thereafter General Plan

Recorded: October 19, 2005
Recording No.: 2005-1559021; and thereafter Notice of Recording of Assessment
Recorded: December 9, 2005
Recording No.: 2005-1864436

15.	All matters set forth in Document:
Entitled: Agreement and Notice of Municipal Provider Supporting Requirements for the Village at Sundance Phases 1, 2 and 3 Regarding Membership in the Central Arizona Groundwater Replenishment District
Recorded: May 9, 2006
Recording No.: 2006-624221

16.	All matters set forth in Document:

Entitled: Declaration of Covenants, Conditions and Restrictions for the Village at Sundance Phases 1, 2 and 3 Regarding Membership in the Central Arizona Groundwater Replenishment District
Recorded: May 9, 2006
Recording No.: 2006-624222

17.	An easement ten (10) feet in width for the purpose(s) shown below and rights incidental thereto:

In favor of: Arizona Public Service Company
Purpose: electric lines and appurtenant facilities
Recorded: May 11, 2007 Recording No: 2007-550816 and
Re-recorded: May 23, 2007
Recording No.: 2007-596773

18.	All matters set forth in Document:

Entitled: Memorandum of First Amendment to Option and Easement Agreement
Recorded: October 22, 2010
Recording No.: 2010-925837

19.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose: right of way for road
Recording Date: May 6, 1959
Recording No: Docket 2852, page 295
(Affects Parcel No. 1)

20.	Matters contained in that certain document

Entitled: Temporary Access and Utility Easement Agreement
Recording Date: January 14, 2008
Recording No: 2008-34206
(Affects Parcel No. 1)

Reference is hereby made to said document for full particulars.

21.	Matters contained in that certain document

Entitled: Access/Utility Easement Agreement
Recording Date: September 10, 2008
Recording No: 2008-783905 and re-recorded
Recording Date: October 31, 2008
Recording No: 2008-940790

Reference is hereby made to said document for full particulars.

22.	Matters shown on Lot Split for The Villages at Sundance Phase I:

Recording No.: Book 1008 of Maps, page 2

23.	Easement(s) for the purpose(s) shown below and rights incidental thereto as set forth in a document:

Purpose: temporary access and water utilities
Recording No: 2015-440551
Assignment
Recording No: 2015-505040

24.	Any rights, interests, or claims which may exist or arise by reason of the following matters disclosed by survey:

Dated: September 4, 2012
Prepared by: RBF Consulting
Matters shown:
a) existing chain link fence encroaches onto Parcels No. 1 and 2 along the West boundary line;
b) existing dirt road runs through Parcel No. 1;
c) existing dirt ditch encroaches onto Parcel No. 1 along the South boundary line;
d) existing electric panel and meter sitting on concrete pad in the Southeast corner of the property lies outside any recorded easement area; and
e) existing dirt road encroaches onto Parcel No. 3 along the West boundary line.

EXHIBIT C
FORM OF FUNDING NOTICE
____________ ____, 2016
(Buena Yuma, LLC)
SRE Monarch Lending, LLC
c/o Singerman Real Estate, LLC
980 North Michigan Avenue, Suite 1660
Chicago, Illinois 60611
Attention: Charlie Kellogg
via e-mail: ckellogg@singermanre.com
Attention: Stephen Duncan
via e-mail: sduncan@singerman.com

Re:
Loan Agreement dated as of March ___, 2016 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between Buena Yuma, LLC (the “Borrower”) and SRE Monarch Lending, LLC (the “Lender”)

Ladies and Gentlemen:
This Funding Notice is delivered to you pursuant to the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings provided in the Loan Agreement.
The undersigned, through its duly elected Responsible Officer, and holding the office set forth below such officer’s name, hereby certifies as follows:

1.	The Borrower hereby requests an Advance in the principal amount of $_____________. The Advance shall be at least $1,000,000.

2.	The Borrower hereby requests that such Advance be made on the following date: _____________.
3.    Wire Instructions:
Name of Bank:____________________
A/C No.: ________________________
ABA No.: _______________________
Reference: _______________________

4.	Attached to this Funding Notice as Exhibit A is a true, correct and complete Uses Statement relating to the Advance.

5.
All of the conditions precedent to the Advance requested herein as set forth in Article III of the Loan Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Advance, including the following:

(i)    The representations and warranties contained in Section 4.1 are true and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (other than any representation and warranty that is made as of a specific date);
(ii)    No event has occurred and is continuing, or would result from such Advance or from the application of proceeds therefrom, which constitutes a Default or an Event of Default; and
(iii)    The Borrower is in compliance with each of its covenants and agreements set forth in the Transaction Documents and, with respect to such Advance, no action, omission, fact, circumstance, condition or event has occurred or exists that would have constituted a Default or Event of Default under Section 5.2 had the covenants and agreements in Section 5.2 been in effect and binding on the Borrower from and after the Closing Date.

6.	The undersigned certifies that all information contained herein and in the attached Uses Statement is true, correct and complete as of the date hereof.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned has executed this Funding Notice this ______ day of __________, ____.

Borrower: BUENA YUMA, LLC, an Arizona limited liability company
By: __________________________________
Name:
Title:

Exhibit A
Uses Statement
[To be attached]

EXHIBIT D
FORM OF PROMISSORY NOTE
PROMISSORY NOTE

$4,000,000	March 23, 2016
FOR VALUE RECEIVED, BUENA YUMA, LLC, an Arizona limited liability company (the “Borrower”), promises to pay to the order of SRE MONARCH LENDING, LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”), the principal sum of FOUR MILLION DOLLARS ($4,000,000), or, if less, the unpaid principal amount of the aggregate advances (“Advances”) made by the Lender to the Borrower pursuant to the Loan Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in the Loan Agreement, and to pay interest on the unpaid principal amount of each Advance on each day that such unpaid principal amount is outstanding, at the Interest Rate as provided in the Loan Agreement, on the Facility Maturity Date, and to pay the Additional Interest at the time set forth in the Loan Agreement.

This Promissory Note (this “Note”) is issued pursuant to the Loan Agreement dated as of the date hereof (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between the Borrower and the Lender. Capitalized terms used but not defined herein shall have the meanings provided in the Loan Agreement.
Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note, in the Loan Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Note shall be equal to the Maximum Lawful Rate. In no event shall the total interest received by the Lender under this Note exceed the amount which the Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.
Payments of the principal of, and interest on, Advances and the Additional Interest represented by this Note shall be made by or on behalf of the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in the Loan Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.

If any payment under this Note falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the applicable Interest Rate.
Payment of the principal amount of the Note shall become due and payable at the time or times set forth in the Loan Agreement. The indebtedness evidenced by this Note may be borrowed, repaid and reborrowed, subject to and in accordance with the terms and conditions of the Loan Agreement.
The Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.
All amounts evidenced by this Note, the Advances and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the Lender on the schedule attached hereto and made a part hereof or on a continuation thereof, which shall be attached hereto and made a part hereof; provided, however, that the failure of the Lender to make such a notation shall not in any way limit or otherwise affect the obligations of the Borrower under this Note as provided in the Loan Agreement.
The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances made by the Lender and represented by this Note and the indebtedness evidenced by this Note.
The holder of this Note is entitled to the benefits of the Loan Agreement and may enforce the agreements of the Borrower contained in the Loan Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Loan Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Loan Agreement.
This Promissory Note is the “Note” referred to in Section 2.1 of the Loan Agreement.
This Note shall be construed in accordance with and governed by the laws of the State of Illinois.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

Borrower: BUENA YUMA, LLC, an Arizona limited liability company
By:___________________________________
Name:
Title:

Schedule attached to Promissory Note dated March ___, 2016 of BUENA YUMA, LLC, an Arizona limited liability company, payable to SRE MONARCH LENDING, LLC, a Delaware limited liability company, and its successors and assigns.

Date of Advance or Repayment	Principal Amount of Advance	Principal Amount of Repayment	Outstanding Principal Amount